Pricing Supplement No. ETN-18/A1† To the Prospectus Supplement dated June 30, 2017 and the Prospectus dated June 30, 2017	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-218604-02 November 13, 2019

600,000 ETNs*
Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes (ETNs) due May 16, 2036

General

•                  The ETNs aim to provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the “Index”) (Bloomberg and NYSE ticker symbol of the Index is “AMZ”), reduced by the Accrued Fees. Because the ETNs will be two times leveraged with respect to the Index, the ETNs may benefit from two times any positive, but will be exposed to two times any negative, monthly compounded performance of the Index, less the Accrued Fees. The ETNs do not guarantee any return of your investment and may not pay any coupon. For each ETN you hold, unless earlier redeemed, called or accelerated, you will receive a cash payment on the Maturity Date that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees, as described herein. You should not purchase the ETNs unless you are willing to risk the loss of up to 100% of your investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•                  The Accrued Fees consist of the Accrued Tracking Fee and the Accrued Financing Charge. The Accrued Tracking Fee is based on a Tracking Rate of 0.85% and the ETN Performance Factor and the Accrued Financing Charge is based on the Financing Rate and the Financing Level.

•                  The ETNs may pay a monthly Coupon Amount during their term linked to two times the net cash dividends or distributions, if any, on the Index Constituents. For each ETN you hold on a Coupon Record Date you may receive on the related Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-43, the Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. The amount of any monthly Coupon Amount is uncertain and could be zero. Therefore, you should not purchase the ETNs if you require fixed or periodic income payments.

•                  You may redeem your ETNs on certain terms and conditions for a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees and the Redemption Fee, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders” beginning on page PS-46.

•                  The ETNs are subject to our Call Right, as described under “Specific Terms of the ETNs — Our Call Right” beginning on page PS-49. If we exercise our Call Right, on the Call Settlement Date you will receive a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees, as described herein. You should not expect to be able to hold the ETNs to the Maturity Date.

•                  The ETNs are subject to a Leverage Reset Event if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date, as described in “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-51. A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0.

•                  The ETNs are subject to automatic acceleration and mandatory redemption if their Closing Indicative Value on any Trading Day equals $5.00 or less. If the ETNs are accelerated, on the Acceleration Settlement Date investors will receive a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees.

•                  The ETNs are senior unsecured obligations of Credit Suisse AG, acting through our Nassau Branch, and mature on May 16, 2036.

•                  The denomination and Stated Principal Amount of each ETN is $25.00. Additional ETNs may be issued at a price that is higher or lower than the Stated Principal Amount.

•                  The ETNs are listed on NYSE Arca under the ticker symbol “AMJL”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” starting on page PS-20 of this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. ETN-18/A, dated June 30, 2017, in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement.”

* Reflects the number of ETNs offered hereby. “X-Links®” is a registered trademark of Credit Suisse Securities (USA) LLC (“CSSU”). As of November 8, 2019, there were 830,000 ETNs ($20,750,000 in stated principal amount) issued and outstanding. Additional ETNs may be issued and sold from time to time through our affiliate CSSU and through one or more dealers purchasing as principal through CSSU at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs issued and sold, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Accrued Fees. In addition,

CSSU will charge investors a Redemption Fee of 0.125% of the stated principal amount of any ETN that is redeemed at the investor’s option. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information. The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

(cover continued on next page)

Credit Suisse

November 13, 2019

(continued from previous page)

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse,” “we,” “our” or “us”), acting through our Nassau Branch.

Initial Trade Date:	May 17, 2016.

Initial Settlement Date:	May 20, 2016.

Term:

20 years, subject to your right to require us to redeem your ETNs on any Redemption Settlement Date, our right to call all of the ETNs on the Call Settlement Date and automatic acceleration and mandatory redemption if the ETNs’ Closing Indicative Value equals $5.00 or less.

Maturity Date:	May 16, 2036.

Stated Principal Amount:	$25.00 per ETN.

Underlying Index:

The return on the ETNs is linked to the monthly compounded leveraged performance of the price return version of the Alerian MLP Index (the “Index”). The Index measures the performance of leading energy Master Limited Partnerships, or MLPs (the “Index Constituents”), as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. Each Index Constituent must, among other requirements as described herein, be a publicly traded partnership or limited liability company, earn the majority of its cash flow from qualifying activities involving energy commodities, and have a market capitalization of at least $75 million. For a detailed description of the Index, see “The Alerian MLP Index” beginning on page PS-35.

Coupon Amount:

For each ETN you hold on a Coupon Record Date, except as described under “Coupon Payment Date” below, you will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-43, the Coupon Amount payable upon any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Coupon Payment Date:

The fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date, the Call Valuation Date or the Acceleration Valuation Date, as applicable, may be the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date, respectively, subject to adjustment as described herein. The initial Coupon Payment Date was June 21, 2016.

If the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date, (b) the Call Settlement Date or (c) the Acceleration Settlement Date if, as of the corresponding Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable. See “Specific Terms of the ETNs — Cash Settlement Amount at Maturity,” “Specific Terms of the ETNs — Our Call Right” and “Specific Terms of the ETNs — Acceleration Upon Minimum Closing Indicative Value.”

Coupon Valuation Date:

The last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was May 31, 2016.

Coupon Record Date:	The ninth (9th) Business Day following the corresponding Coupon Valuation Date.

Coupon Ex-Date:

With respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the first Trading Day prior to the applicable Coupon Record Date).

Cash Settlement Amount:

For each ETN you hold, unless earlier redeemed, called or accelerated, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Final Valuation Period:

The five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Final Valuation Date:	May 13, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.

(continued from previous page)

Early Redemption:

Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day through and including the final Redemption Notice Date, which will be May 6, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date. You must request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Redemption Valuation Date (the “Redemption Settlement Date”).

Redemption Settlement Amount:

Subject to your compliance with the procedures described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per ETN you redeem a cash payment on the relevant Redemption Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee. We refer to this amount as the “Redemption Settlement Amount.” If the amount so calculated is less than zero, the Redemption Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Redemption Valuation Date:	The Trading Day following the applicable Redemption Notice Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Redemption Fee:	The product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.

Our Call Right:

On any Business Day through and including the Maturity Date, we may, at our option, call all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the Call Settlement Date specified in the Call Notice. Upon our call in the event we exercise this right, you will receive a cash payment equal to the Call Settlement Amount, which will be paid on the third Business Day following the Call Valuation Date (the “Call Settlement Date”).

Call Settlement Amount:

If we exercise our Call Right, you will receive per ETN you hold a cash payment on the Call Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Fees as of the Call Valuation Date. We refer to this amount as the “Call Settlement Amount.” If the amount so calculated is less than zero, the Call Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Call Valuation Period:

The five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Call Valuation Date:	A scheduled Trading Day whose date is specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustments.

Acceleration upon Minimum Closing Indicative Value:

If the Closing Indicative Value for the ETNs on any Trading Day equals $5.00 or less (each such day, an “Acceleration Date”), all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us, even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the Acceleration Valuation Period, for a cash payment equal to the Acceleration Settlement Amount.

Acceleration Settlement Amount:

If the ETNs are accelerated, you will receive per ETN you hold a cash payment on the Acceleration Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Acceleration Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Acceleration Valuation Date if on the Acceleration Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Acceleration Valuation Date, minus (d) the Accrued Fees as of the Acceleration Valuation Date. We refer to this amount as the “Acceleration Settlement Amount.” If the amount so calculated is less than zero, the Acceleration Settlement Amount will be zero.

If the minimum Closing Indicative Value threshold of the ETNs has been breached, holders of the ETNs will receive on the Acceleration Settlement Date only the Acceleration Settlement Amount in respect of their investment in the ETNs.

The “Acceleration Settlement Date” will be the third Trading Day following the Acceleration Valuation Date.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Acceleration Valuation Period:

The five consecutive Trading Days beginning on, and including, the Trading Day immediately following the Acceleration Date and ending on, and including, the Acceleration Valuation Date. The Acceleration Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

(continued from previous page)

Acceleration Valuation Date:	The final Trading Day of the Acceleration Valuation Period.

Valuation Period:	The Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.

Averaging Trading Day:	Each of the Trading Days during a Valuation Period, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Index Factor:	1 + (2 × Index Performance Ratio)

Index Performance Ratio:	On any Trading Day:

Index Valuation Level — Reset Initial Closing Level Reset Initial Closing Level

Index Valuation Level:

As determined by the Calculation Agent,

(1)         On any Averaging Trading Day:

(a)         1/5, multiplied by

(b)         (i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or

(2)         On any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, the Index Closing Level on such date.

Index Closing Level:

On any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (the “NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

Reset Initial Closing Level:

On the Initial Trade Date, the Reset Initial Closing Level was 302.48, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.

Reset Date:	A Reset Date refers to any Monthly Reset Date and any Leverage Reset Date.

Reset Valuation Date:	A Reset Valuation Date refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.

Monthly Reset Date:	A Monthly Reset Date is the first Trading Day of each month, beginning on June 1, 2016 and ending on May 1, 2036, subject to adjustment.

Monthly Valuation Date:	A Monthly Valuation Date is the last Trading Day of each month, beginning on May 31, 2016 and ending on April 30, 2036, subject to adjustment.

Current Principal Amount:

On the Initial Trade Date, the Current Principal Amount was equal to $25.00 per ETN. With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:

(1)         If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

(2)         If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day

ETN Performance Factor:

As determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:

1 + 2 × (Index Closing Level — Reset Initial Closing Level)
                                Reset Initial Closing Level

Leverage Reset Event:

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date.

See “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-51.

Excluded Day:

An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Trading Day during any Valuation Period.

(continued from previous page)

Leverage Reset Valuation Date:	With respect to any Leverage Reset Event, the “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment.

Leverage Reset Date:	With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment.

Accrued Fees:	As of any date of determination, the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.

Tracking Fee:

As of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.

Tracking Rate:	0.85% per annum.

Accrued Tracking Fee:

(1)         The Accrued Tracking Fee with respect to the Initial Trade Date was equal to $0.

(2)         The Accrued Tracking Fee as of any other Trading Day will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.

Accrued Financing Charge:

(1)         The Accrued Financing Charge with respect to the Initial Trade Date was equal to $0.

(2)         The Accrued Financing Charge as of any other Trading Day will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

Financing Level:	As of any date of determination, an amount equal to the Current Principal Amount as of such date.

Financing Rate:

As of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market. See “Risk Factors — Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.”

Financing Spread:	0.80% per annum.

Reference Distribution Amount:

The Reference Distribution Amount is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during the Final Valuation Period, Call Valuation Period or Acceleration Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period, Call Valuation Period or Acceleration Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Stub Reference Distribution Amount:

The Stub Reference Distribution Amount is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date, Call Valuation Date or Acceleration Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution

(continued from previous page)

Amount during the Final Valuation Period, Call Valuation Period or Acceleration Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period, Call Valuation Period or Acceleration Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.

Reference Holder:

As of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.

Index Divisor:

As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Index — Index Equations.”  The Index Divisor as of November 8, 2019 was 340472779.010937.

“record date”

With respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.

“ex-dividend date”

With respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on the primary exchange or market of trading for such Index Constituent without the right to receive such distribution.

Closing Indicative Value:	The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00.

The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day.

The Closing Indicative Value of the ETNs on November 8, 2019 was $10.0856 and the closing price on November 8, 2019 on the NYSE Arca (ticker symbol: “AMJL”) was $10.0900.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs” in this pricing supplement.

Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs as of the applicable time, it is neither the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount, and the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:

•                  The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, respectively, and not the Index Closing Level on a single day;

•                  The relevant Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;

•                  The Index Performance Ratio during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

•                  The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.

In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. It is calculated using the same formula as the Closing Indicative Value, except that the Index Factor and, more particularly, the Index

(continued from previous page)

Performance Ratio, is calculated based on the most recently reported intraday level of the Index at such time rather than the “Index Closing Level on such Trading Day” or the “Index Closing Level on such date,” as applicable.

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time, the Intraday Indicative Value at that time, and on all future days, will be zero. See “Valuation of the Index and the ETNs — Intraday Indicative Value of the ETNs.”

Indicative Value Symbols of the ETNs:

The Closing Indicative Value and the Intraday Indicative Values of the ETNs will be published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^AMJL-IV.”

Business Day:

Any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.

Trading Day:	Any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.

Calculation Agent:	Credit Suisse International (“CSi”)

IV Calculation Agent:	We have appointed NYSE Arca to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.

Index Sponsor:	GKD Index Partners LLC

Index Calculation Agent:

The entity that calculates and publishes the level of the Index, which is currently Standard & Poor’s Financial Services LLC (a subsidiary of The McGraw-Hill Companies, Inc.) (“Standard & Poor’s” or “S&P”)

Listing:	The ETNs are listed on NYSE Arca under the ticker symbol “AMJL”.

CUSIP Number:	22539T290

ISIN:	US22539T2906

You should read this pricing supplement together with the accompanying prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these ETNs are a part. This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. ETN-18/A, dated June 30, 2017, in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-18/A1 and the documents listed below in making your decision to invest in the ETNs. We have not authorized anyone to provide you with information that is different. You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus Supplement and Prospectus dated June 30, 2017:

https://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm.

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

i

(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

We have listed the ETNs on NYSE Arca under the exchange ticker symbols as set forth in the table above. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (“KID”) has been prepared as the ETNs are not available to retail investors in the EEA.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse,” the “Company,” “we,” “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

ii

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 30, 2017, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 30, 2017.

What are the ETNs?

The ETNs are senior unsecured medium-term notes issued by us that aim to provide a monthly compounded two times leveraged long exposure to the price return version of the Alerian MLP Index (the “Index”). The Index measures the composite performance of leading energy Master Limited Partnerships (“MLPs”) (the “Index Constituents”). The Index Constituents must satisfy market capitalization and other eligibility requirements. As of November 8, 2019, the Index included 32 MLPs. For a detailed description of the Index, see “The Alerian MLP Index” beginning on page PS-35.

The ETNs seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the Index Constituents. A leveraged “long” investment strategy involves the practice of borrowing money from a third-party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., the Index Constituents). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third-party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third-party lender over the term of the loan. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituents, the ETNs provide that each $25 invested by investors on the Initial Trade Date is leveraged through a notional loan of $25 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $25, which, together with the $25 invested, represents a notional investment of $50 in the Index Constituents on the Initial Trade Date. During the term of the ETNs, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for our benefit, referred to as the “Accrued Financing Charge,” which seeks to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity or upon early redemption, our call or acceleration, the investment in the Index Constituents is notionally sold at the then-current values of the Index Constituents, and the investor then notionally repays us an amount equal to the principal of the notional loan plus accrued interest. In order to mitigate the risk to us that the value of the Index Constituents is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, an automatic early termination of the ETNs is provided for under the “Acceleration Upon Minimum Closing Indicative Value” provisions hereunder. In addition, in order to further mitigate such risk to us, if the Index Closing Level on any Trading Day (other than an Excluded Day) decreases 20% in value from the Index Closing Level on the most recent Reset Valuation Date, a “Leverage Reset Event” will occur and the Current Principal Amount will be reset in order to deleverage the ETNs with the intent of resetting the then-current leverage to approximately 2.0, as described under “Specific Terms of the ETNs — Leverage Reset Events.”

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount as of such date.

The “Accrued Financing Charge” as of the Initial Trade Date was equal to $0. As of any other Trading Day will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

The Accrued Financing Charge seeks to compensate us for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and is intended to approximate the monthly financing costs that leveraged investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the ETNs. These charges accrue on a daily basis during the applicable period.

The “Financing Rate” will equal the sum of (a) the “Financing Spread” of 0.80% per annum and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market. See “Risk Factors — Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.”

The ETNs do not guarantee any return of your investment and may not pay any coupon. For each ETN you hold, unless earlier redeemed, called or accelerated, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. You may lose some or all of your investment at maturity. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity. See “Specific Terms of the ETNs — Cash Settlement Amount at Maturity” beginning on page PS-44.

As a result of compounding, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees. In addition, because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, the net negative effect of the Accrued Fees accumulates over time and the absolute level of the Accrued Fees are dependent on the path taken by the level of the Index over the term of the ETNs.

Because the Current Principal Amount is recalculated on each Reset Date (as defined below), the ETNs do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or upon early redemption, our call or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the ETNs, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the ETNs, the level of the Index has increased, there is no guarantee that you will receive at maturity or upon early redemption, our call or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or upon early redemption, our call or acceleration, depends on how the Index has performed on a monthly compounded leveraged basis prior to maturity, early redemption, our call or acceleration, and consequently, how the Current Principal Amount has been reset. In particular, significant adverse monthly performances for your ETNs may not be offset by any subsequent beneficial monthly performances of the same magnitude.

The amount of your payment at maturity or upon early redemption, our call or acceleration will depend, in part, upon the level of the Index. However, positive or negative changes in the Index Closing Level will not solely determine the return on your ETNs due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges.

On the Initial Trade Date, the Current Principal Amount was equal to $25.00 per ETN. With respect to any other Trading Day, the “Current Principal Amount” for each ETN will be determined as follows:

If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day

The “Index Factor” will be calculated as follows:

1 + (2 × Index Performance Ratio)

The “Index Performance Ratio” on any Trading Day will be:

Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level

The “Index Valuation Level,” as determined by the Calculation Agent, (1) on any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.

On the Initial Trade Date, the “Reset Initial Closing Level” was 302.48, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.

The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (the “NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The applicable “Valuation Period” means the Final Valuation Period, the Call Valuation Period or the Acceleration Valuation Period, as applicable, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

How and why is the Current Principal Amount reset?

Initially, the Current Principal Amount was equal to $25.00 per ETN. On the first Trading Day of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor and the Accrued Fees to the previous Current Principal Amount.

For example, if for January the Current Principal Amount is $20.00 and the Index Factor as of the Monthly Valuation Date for January is equal to 0.90 and the Accrued Fees as of the Monthly Valuation Date for January are equal to $0.04, the Current Principal Amount for February will equal $17.96. Subsequently, the Index Factor and the Accrued Fees as of the Monthly Valuation Date for February will be applied to the Current Principal Amount for February to derive the Current Principal Amount for March. This example does not take into account the effect of a Leverage Reset Event, which would reset the Current Principal Amount intra-month as described under “Specific Terms of the ETNs — Leverage Reset Events.”

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied, on a monthly basis, to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of subsequent adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal Amount were reduced below $25. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

The Current Principal Amount may be reset more frequently than monthly upon the occurrence of a Leverage Reset Event. A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of your ETNs than such an increase would have before the occurrence of the Leverage Reset Event.

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. See “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-51.

Coupon Amounts

For each ETN you hold on a Coupon Record Date, you may receive on the related Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-43, the Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. The amount of any monthly Coupon Amount is uncertain and could be zero. Therefore, you should not purchase the ETNs if you require fixed or periodic income payments.

Unlike ordinary debt securities, the ETNs do not guarantee any return of principal at maturity or upon early redemption, our call or acceleration. You may lose some or all of your initial investment. In addition, you are not guaranteed any coupon payment.

Early Redemption

Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day through and including May 6, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”), as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount (as described below). To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for early redemption with those of other investors to reach this minimum amount of 50,000 ETNs. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

Upon early redemption, you will receive per ETN you redeem a cash payment on the third Business Day following the relevant Redemption Valuation Date (the “Redemption Settlement Date”) equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee. We refer to this amount as the “Redemption Settlement Amount.” If the amount so calculated is less than zero, the Redemption Settlement Amount will be zero. You may lose some or all of your investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon early redemption. See “Specific Terms of the ETNs — Early Redemption at the Option of the Holders” beginning on page PS-46 and “— Early Redemption Procedures” beginning on page PS-48.

Redemption Notice Date: The Trading Day that a Redemption Notice, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” is delivered. If a Redemption Notice is delivered on a day that is not a Trading Day, then the Redemption Notice Date shall be the next Trading Day. Any applicable Redemption Notice Date is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Redemption Procedures

To redeem your ETNs prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice, in substantially the form of Annex A, to us by email no later than 4:00 p.m. (New York City time) on the applicable Redemption Notice Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

Our Call Right

On any Business Day through and including the Maturity Date, we may, at our option, call all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the third Business Day following the Call Valuation Date (the “Call Settlement Date”). In the event we exercise our Call Right, you will receive a cash payment per ETN you hold equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Fees as of the Call Valuation Date. We refer to this amount as the “Call Settlement Amount.” If the amount so calculated is less than zero, the Call Settlement Amount will be zero. You may lose some or all of your investment upon our call. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon our call. See “Specific Terms of the ETNs — Our Call Right” beginning on page PS-49.

The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.” The “Call Valuation Date” is a scheduled Trading Day that will be specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustment.

Acceleration Upon Minimum Closing Indicative Value

If, at any time, the Closing Indicative Value (as defined below) for the ETNs on any Trading Day equals $5.00 or less (such day, an “Acceleration Date”), all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us, even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the five consecutive Trading Days beginning on, and including, the Trading Day immediately following the Acceleration Date and ending on, and including, the Acceleration Valuation Date (the “Acceleration Valuation Period”), for a cash payment equal to the Acceleration Settlement Amount. The final Trading Day of the Acceleration Valuation Period is the “Acceleration Valuation Date.”  If the ETNs are accelerated, you will receive per ETN you hold a cash payment on the third Trading Day following the Acceleration Valuation Date (the “Acceleration Settlement Date”) equal to (a) the product of (i) the Current Principal Amount multiplied by (ii) the Index Factor as of the Acceleration Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Acceleration Valuation Date if on the Acceleration Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Acceleration Valuation Date, minus (d) the Accrued Fees as of the Acceleration Valuation Date. We refer to this amount as the “Acceleration Settlement Amount.” We will provide notice to the holders of the ETNs that the minimum Closing Indicative Value threshold of the ETNs has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the Closing Indicative Value of the ETNs is calculated see “Valuation of the Index and the ETNs — Acceleration Upon Minimum Closing Indicative Value.” You may lose some or all of your investment upon acceleration. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Acceleration Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution

Amount as of the Acceleration Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon acceleration.

Selected Risk Considerations

An investment in the ETNs involves risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Constituents. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page PS-20.

•                  You may lose some or all of your investment — The ETNs are fully exposed on a leveraged basis to any decline in the level of the Index. If the Index Closing Level is less than the Index Closing Level at the time you purchased your ETNs, you will lose some or all of your investment at maturity or upon early redemption, our call or acceleration.

•                  The amount of the Accrued Tracking Fee, the Accrued Financing Charge and the Redemption Fee, if applicable, will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration — Even if the Index Closing Level is greater than the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your initial investment in the ETNs due to the Accrued Fees and, if applicable, the Redemption Fee. The amount of the Accrued Fees will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration, which could result in a loss to you on your investment, even if the Index Closing Level increases. In addition, if you redeem your ETNs prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of the Current Principal Amount and the Index Factor. If the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, decreases, or even if the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, increases but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Fees and any Redemption Fee, if applicable, you will receive less than the amount of your initial investment in ETNs at maturity or upon early redemption, our call or acceleration.

•                  Compounding — Due to the effect of compounding, the dollar amount that you may gain or lose in a single month depends on the prior performance of the Index. Compounding also magnifies the impact of the Accrued Fees, causing their net negative effect to accumulate over time. Even if the Index Closing Level is greater that the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your initial investment in the ETNs due to the effects of compounding.

•                  You are not guaranteed to receive a Coupon Amount — You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount is equal to zero.

•                  The Closing Indicative Value is likely to differ materially from the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount — Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs as of the applicable time, it is neither the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount, and the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value.

•                  Market risk — The return on the ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

•                  Our credit risk — The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any Cash Settlement Amount, Redemption Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, depends on our ability to satisfy our obligations as they come due. As a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs prior to the Maturity Date or any Redemption Settlement Date, Call Settlement Date or Acceleration Settlement Date, as applicable. In addition, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs.

•                  There may not be an active trading market in the ETNs — Although the ETNs have been listed on NYSE Arca, there may not be an active trading market for the ETNs. We are not required to maintain the listing of the ETNs on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell any additional ETNs. We may suspend or cease issuances and sales of the ETNs at any time, at our sole discretion.

•                  Minimum redemption amount — In order to exercise your early redemption right, you must elect to redeem at least 50,000 ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for early redemption with those of other investors to reach this minimum requirement.

•                  Your early redemption election is irrevocable — You will not be able to rescind your election to redeem your ETNs after we receive your Redemption Notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer because the Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

•                  Uncertain tax treatment — No ruling has been requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material U.S. Federal Income Tax Considerations.” In addition, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETN, including possible alternative treatments to those described in this pricing supplement.

•                  Our Call Right — We may elect to redeem all outstanding ETNs at any time, as described under “Specific Terms of the ETNs — Our Call Right” beginning on page PS-49. If we exercise our Call Right, the Call Settlement Amount may be less than the amount of your initial investment in the ETNs.

•                  Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable on the Maturity Date, any Redemption Settlement Date, the Call Settlement Date or the Acceleration Settlement Date, as applicable, may bear little relation to the historical performance of the Index.

•                  Owning the ETNs is not the same as owning any of the Index Constituents — As an owner of the ETNs, you will not have the rights that investors in the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents underlying the Index.

•                  The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day. If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs.”

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the marketplace or the ETNs are called. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Closing Indicative Value and the Intraday Indicative Value of the ETNs will published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>“ and under the Yahoo! Finance ticker symbol “^AMJL-IV.” The publishing of such values is subject to delay or postponement. Any premium may be reduced or eliminated at any time.

•                  Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as our agent for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the Index Factor and the Redemption Fee and make determinations with respect to Market Disruption Events and the replacement of the Index with a Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

•                  We are subject to Swiss regulation — As a Swiss bank, we are subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects us to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that we are over-indebted, have serious liquidity problems or no longer fulfill capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert our debt instruments and other liabilities into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, those measures may adversely affect the terms and market value of the ETNs and/or our ability to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

•                  We have no obligation to issue additional ETNs and may cease or suspend sales of the ETNs — As further described under “Specific Terms of the ETNs — Further Issuances” on page PS-56, we have the right, but not the obligation, to issue additional ETNs once the initial distribution is complete. We also reserve the right to cease or suspend sales of the ETNs from our inventory at any time after the Initial Settlement Date. If we choose not to issue additional ETNs or to cease or suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may impact the liquidity and price of the ETNs in the secondary market. As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time. In such circumstances, it is also possible that the secondary market price of the ETNs may vary, perhaps substantially, from the Cash Settlement Amount, any Redemption Settlement Amount, the Call Settlement Amount or any Acceleration Settlement Amount. Any secondary market transactions in ETNs at such a time may adversely affect sellers of ETNs, if they sell below those values, or purchasers, if they purchase ETNs above such values.

•                  Many economic and market factors will affect the value of the ETNs — The value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•                  the level of the Index at any time,

•                  the expected volatility of the Index,

•                  the level of the distributions made by the Index Constituents during the term of the ETNs,

•                  prevailing market prices and forward volatility levels of the stock markets on which the Index Constituents are listed or traded, and prevailing market prices of options on the Index or any other financial instruments related to the Index,

•                  economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Constituents are listed or traded,

•                  supply and demand for the ETNs in the secondary market, including but not limited to inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),

•                  interest and yield rates and rate spreads in the markets,

•                  any discontinuation of LIBOR,

•                  the time remaining until your ETNs mature, and

•                  our actual or perceived creditworthiness.

The ETNs may be a suitable investment for you if:

•                  You are willing to accept the risk that you may lose some or all of your investment.

•                  You seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to Index Constituents.

•                  You believe that the compounded two times leveraged monthly return of the Index will be positive during the term of the ETNs and the compounded two times leveraged monthly return will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption, our call or acceleration.

•                  You understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you intend to actively monitor and manage your investment.

•                  You are willing to accept the risk that: (i) changes in the methods pursuant to which the LIBOR rates are determined may adversely affect the value of your ETNs; (ii) uncertainty about the future of LIBOR, the potential discontinuance of LIBOR and the nature of alternative reference rates may adversely affect the value of your ETNs; and (iii) it is impossible to predict the effect of any alternative rate or rates to LIBOR on the value of your ETNs. Your payment at maturity or upon early redemption, our call or acceleration will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, changes in the LIBOR rate, the uncertainty about the future of LIBOR and/or the potential discontinuance of LIBOR may increase the Accrued Financing Charge and adversely affect the market value of your ETNs.

•                  You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•                  You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index or financial markets generally.

•                  You are willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•                  You are willing to hold securities that are subject to automatic acceleration and mandatory redemption if the ETNs’ Closing Indicative Value on any Trading Day equals $5.00 or less.

•                  You are willing to be exposed to the risk of a Leverage Reset Event.

•                  You are willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.

•                  You are willing to be exposed to the risk of fluctuations in energy prices, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.

•                  You are willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•                  You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of your entire investment.

•                  You seek current income from your investment, and you are willing to accept the risk that you may not receive any Coupon Amounts.

•                  You do not seek an investment for which there will be an active secondary market.

•                  You are comfortable with our creditworthiness as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•                  You are not willing to accept the risk that you may lose some or all of your investment.

•                  You do not seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituents.

•                  You believe that the compounded two times leveraged monthly return of the Index will be negative during the term of the ETNs or the compounded two times leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption, our call or acceleration.

•                  You do not understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

•                  You are not willing to accept the risk that: (i) changes in the methods pursuant to which the LIBOR rates are determined may adversely affect the value of your ETNs; (ii) uncertainty about the future of LIBOR, the potential discontinuance of LIBOR and the nature of alternative reference rates may adversely affect the value of your ETNs; and (iii) it is impossible to predict the effect of any alternative rate or rates to LIBOR on the value of your ETNs. Your payment at maturity or upon early redemption, our call or acceleration will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, changes in the LIBOR rate, the uncertainty about the future of LIBOR and/or the potential discontinuance of LIBOR may increase the Accrued Financing Charge and adversely affect the market value of your ETNs.

•                  You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•                  You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.

•                  You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•                  You are not willing to hold securities that are subject to automatic acceleration and mandatory redemption if the ETNs’ Closing Indicative Value on any Trading Day equals $5.00 or less.

•                  You are not willing to be exposed to the risk of a Leverage Reset Event.

•                  You are not willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.

•                  You are not willing to be exposed to the risk of fluctuations in energy prices, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.

•                  You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•                  You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of your entire investment.

•                  You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.

•                  You seek an investment for which there will be an active secondary market.

•                  You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the Index Constituents?

No. As an owner of the ETNs, you will not have the rights that investors in the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs.

Who calculates and publishes the Index?

The level of the Index is calculated by S&P and disseminated approximately every fifteen seconds during normal trading hours, and the Index Closing Level is published on each Trading Day. Index information, including the level of the Index, is available from NYSE and Bloomberg under the symbol AMZ. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index used to calculate the Cash Settlement Amount, the Redemption Settlement Amount, the Call Settlement Amount or the Acceleration Settlement Amount, as the case may be.

Will the ETNs be distributed by our affiliates?

Our affiliate, CSSU, a member of FINRA, will participate in the distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material U.S. Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the Index Factor and the Redemption Fee, where applicable, and will make certain determinations that may impact the value of the ETNs, including with respect to Market Disruption Events and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors — There are potential conflicts of interest between you and the Calculation Agent” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of the Index Constituents, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index, including certain exchange-traded notes we issue, or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption, our call or acceleration of the ETNs, on the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors — Trading and other transactions by us or our affiliates in the Index Constituents, futures, options or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs” and “Risk Factors — Our or our affiliates’ business activities may create conflicts of interest” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA and/or the Code, entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA), and governmental, church or non-U.S. plans subject to laws substantially similar to Section 406 of ERISA or Section 4975 of the Code are permitted to purchase the ETNs. Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, will, however, be deemed to have represented and warranted, on each day such purchaser or holder holds the ETNs, that either (i) it is neither a Plan nor a Non- ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law. Please refer to the section entitled “Benefit Plan Investor Considerations” in this pricing supplement for further information. Capitalized terms not defined in this section shall have the meanings set forth in such section entitled “Benefit Plan Investor Considerations.”

HYPOTHETICAL EXAMPLES

Hypothetical Examples

The following five examples illustrate how the ETNs would perform at maturity or upon early redemption, our call or acceleration, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 1.50% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 1.50% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 1.50% per month for the first six months and then decreasing by 1.50% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 1.50% per month for the first six months, and then increasing by 1.50% per month for the next six months. Finally, Example 5 shows the Index Closing Level decreasing at a constant rate of 7.34% for ten months, upon which an acceleration upon minimum Closing Indicative Value occurs. For ease of analysis and presentation, the following five examples assume that the term of the ETNs is twelve months and each month consists of 30 calendar days, the Redemption Valuation Date or the Call Valuation Date occurs at a month end, no Coupon Amount has been paid during the term of the ETNs and that no Stub Reference Distribution Amount was paid at maturity or upon early redemption or our call. Examples 1 through 4 also assume that no acceleration upon minimum Closing Indicative Value has occurred.

In each of the five examples, we assume that the initial level for the Index is 300 and the Financing Rate (i.e., the Financing Spread plus the three-month LIBOR rate) is 1.45%.

The examples highlight the effect of monthly compounded two times leverage and the impact of the Accrued Fees on the payment at maturity or upon early redemption or our call, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of the ETNs. The Financing Rate will change during the term of the ETNs, which will affect the performance of the ETNs.

Because the Accrued Fees take into account the monthly performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amounts as of the hypothetical Maturity Date in Examples 1 through 4 are the same as the Current Principal Amounts as of Month End #12, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Example 1. The level of the Index increases at a constant rate of 1.50% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	304.50	0.0150	1.030	0.0302	$25.75	$0.0180	$0.0482	$25.70	$25.6706
2	309.07	0.0150	1.030	0.0311	$26.47	$0.0185	$0.0496	$26.42	$26.3912
3	313.70	0.0150	1.030	0.0319	$27.22	$0.0190	$0.0509	$27.17	$27.1320
4	318.41	0.0150	1.030	0.0328	$27.98	$0.0195	$0.0524	$27.93	$27.8937
5	323.19	0.0150	1.030	0.0337	$28.77	$0.0201	$0.0538	$28.71	$28.6767
6	328.03	0.0150	1.030	0.0347	$29.57	$0.0207	$0.0554	$29.52	$29.4817
7	332.95	0.0150	1.030	0.0357	$30.40	$0.0212	$0.0569	$30.35	$30.3093
8	337.95	0.0150	1.030	0.0367	$31.26	$0.0218	$0.0585	$31.20	$31.1602
9	343.02	0.0150	1.030	0.0377	$32.13	$0.0224	$0.0601	$32.07	$32.0349
10	348.16	0.0150	1.030	0.0388	$33.04	$0.0231	$0.0618	$32.97	$32.9342
11	353.38	0.0150	1.030	0.0398	$33.96	$0.0237	$0.0636	$33.90	$33.8587
12	358.69	0.0150	1.030	0.0410	$34.92	$0.0244	$0.0654	$34.85	$34.8092

Cumulative Index Return	19.56%
Return on ETNs (assumes no early redemption)	39.41%

*              The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.

**         Previous Current Principal Amount is also the Financing Level.

#              This is also the Call Settlement Amount.

^               For Month End #12, this is also the Cash Settlement Amount.

Example 2. The level of the Index decreases at a constant rate of 1.50% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	295.50	-0.0150	0.970	0.0302	$24.25	$0.0169	$0.0472	$24.20	$24.1716
2	291.07	-0.0150	0.970	0.0292	$23.48	$0.0164	$0.0456	$23.43	$23.4009
3	286.70	-0.0150	0.970	0.0283	$22.73	$0.0159	$0.0442	$22.68	$22.6547
4	282.40	-0.0150	0.970	0.0274	$22.00	$0.0154	$0.0428	$21.96	$21.9323
5	278.16	-0.0150	0.970	0.0265	$21.30	$0.0149	$0.0414	$21.26	$21.2330
6	273.99	-0.0150	0.970	0.0257	$20.62	$0.0144	$0.0401	$20.58	$20.5560
7	269.88	-0.0150	0.970	0.0249	$19.97	$0.0139	$0.0388	$19.93	$19.9005
8	265.83	-0.0150	0.970	0.0241	$19.33	$0.0135	$0.0376	$19.29	$19.2660
9	261.85	-0.0150	0.970	0.0233	$18.71	$0.0131	$0.0364	$18.68	$18.6517
10	257.92	-0.0150	0.970	0.0226	$18.12	$0.0127	$0.0352	$18.08	$18.0569
11	254.05	-0.0150	0.970	0.0218	$17.54	$0.0123	$0.0341	$17.50	$17.4812
12	250.24	-0.0150	0.970	0.0212	$16.98	$0.0119	$0.0330	$16.95	$16.9238

Cumulative Index Return	-16.59%
Return on ETNs (assumes no early redemption)	-32.22%

*              The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.

**         Previous Current Principal Amount is also the Financing Level.

#              This is also the Call Settlement Amount.

^               For Month End #12, this is also the Cash Settlement Amount.

Example 3. The level of the Index increases at a constant rate of 1.50% per month for the first six months and then decreases at a constant rate of 1.50% per month for the next six months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	304.50	0.0150	1.030	0.0302	$25.75	$0.0180	$0.0482	$25.70	$25.6706
2	309.07	0.0150	1.030	0.0311	$26.47	$0.0185	$0.0496	$26.42	$26.3912
3	313.70	0.0150	1.030	0.0319	$27.22	$0.0190	$0.0509	$27.17	$27.1320
4	318.41	0.0150	1.030	0.0328	$27.98	$0.0195	$0.0524	$27.93	$27.8937
5	323.19	0.0150	1.030	0.0337	$28.77	$0.0201	$0.0538	$28.71	$28.6767
6	328.03	0.0150	1.030	0.0347	$29.57	$0.0207	$0.0554	$29.52	$29.4817
7	323.11	-0.0150	0.970	0.0357	$28.63	$0.0200	$0.0557	$28.58	$28.5395
8	318.27	-0.0150	0.970	0.0345	$27.72	$0.0194	$0.0539	$27.67	$27.6295
9	313.49	-0.0150	0.970	0.0334	$26.84	$0.0187	$0.0522	$26.78	$26.7485
10	308.79	-0.0150	0.970	0.0324	$25.98	$0.0182	$0.0505	$25.93	$25.8956
11	304.16	-0.0150	0.970	0.0313	$25.15	$0.0176	$0.0489	$25.10	$25.0699
12	299.60	-0.0150	0.970	0.0303	$24.35	$0.0170	$0.0473	$24.30	$24.2705

Cumulative Index Return	-0.13%
Return on ETNs (assumes no early redemption)	-2.79%

*              The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.

**         Previous Current Principal Amount is also the Financing Level.

#              This is also the Call Settlement Amount.

^               For Month End #12, this is also the Cash Settlement Amount.

Example 4. The level of the Index decreases at a constant rate of 1.50% per month for the first six months and then increases at a constant rate of 1.50% per month for the next six months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	295.50	-0.0150	0.970	0.0302	$24.25	$0.0169	$0.0472	$24.20	$24.1716
2	291.07	-0.0150	0.970	0.0292	$23.48	$0.0164	$0.0456	$23.43	$23.4009
3	286.70	-0.0150	0.970	0.0283	$22.73	$0.0159	$0.0442	$22.68	$22.6547
4	282.40	-0.0150	0.970	0.0274	$22.00	$0.0154	$0.0428	$21.96	$21.9323
5	278.16	-0.0150	0.970	0.0265	$21.30	$0.0149	$0.0414	$21.26	$21.2330
6	273.99	-0.0150	0.970	0.0257	$20.62	$0.0144	$0.0401	$20.58	$20.5560
7	278.10	0.0150	1.030	0.0249	$21.20	$0.0148	$0.0397	$21.16	$21.1346
8	282.27	0.0150	1.030	0.0256	$21.80	$0.0152	$0.0408	$21.75	$21.7279
9	286.51	0.0150	1.030	0.0263	$22.41	$0.0157	$0.0419	$22.37	$22.3378
10	290.81	0.0150	1.030	0.0270	$23.04	$0.0161	$0.0431	$22.99	$22.9649
11	295.17	0.0150	1.030	0.0278	$23.68	$0.0165	$0.0443	$23.64	$23.6096
12	299.60	0.0150	1.030	0.0286	$24.35	$0.0170	$0.0456	$24.30	$24.2724

Cumulative Index Return	-0.13%
Return on ETNs (assumes no early redemption)	-2.79%

*              The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.

**         Previous Current Principal Amount is also the Financing Level.

#              This is also the Call Settlement Amount.

^               For Month End #12, this is also the Cash Settlement Amount.

Example 5. The level of the Index decreases at a constant rate of 7.34% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	277.97	-0.0734	0.853	0.0302	$21.33	$0.0149	$0.0451	$21.28	$21.2522
2	257.56	-0.0734	0.853	0.0257	$18.16	$0.0127	$0.0384	$18.12	$18.0929
3	238.65	-0.0734	0.853	0.0219	$15.46	$0.0108	$0.0327	$15.43	$15.4032
4	221.13	-0.0734	0.853	0.0186	$13.16	$0.0092	$0.0278	$13.13	$13.1134
5	204.89	-0.0734	0.853	0.0159	$11.20	$0.0078	$0.0237	$11.18	$11.1639
6	189.84	-0.0734	0.853	0.0135	$9.54	$0.0067	$0.0202	$9.52	$9.5043
7	175.90	-0.0734	0.853	0.0115	$8.12	$0.0057	$0.0172	$8.10	$8.0914
8	162.99	-0.0734	0.853	0.0098	$6.91	$0.0048	$0.0146	$6.90	$6.8885
9	151.02	-0.0734	0.853	0.0083	$5.89	$0.0041	$0.0124	$5.87	$5.8645
10	139.93	-0.0734	0.853	0.0071	$5.01	$0.0035	$0.0106	$5.00	—
11	—	—	—	—	—	—	—	—	—
12	—	—	—	—	—	—	—	—	—

Cumulative Index Return	-53.36%
Return on ETNs (assumes no early redemption)	-80.00%

*              The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and, for Month End #10, the Acceleration Settlement Amount.

**         Previous Current Principal Amount is also the Financing Level.

#              This is also the Call Settlement Amount.

^               For Month End #10, this is also the Acceleration Settlement Amount.

You may receive Coupon Amounts during the term of the ETNs or a Stub Reference Distribution Amount at maturity or upon early redemption, our call or acceleration. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the ETNs or any Stub Reference Distribution Amount you may be entitled to receive at maturity or upon early redemption, our call or acceleration.

We cannot predict the actual level of the Index on any Trading Day or the market value of your ETNs, nor can we predict the relationship between the level of the Index and the market value of your ETNs at any time prior to the Maturity Date. The actual amount that a holder of the ETNs will receive at maturity or upon early redemption, our call or acceleration, as the case may be, and the rate of return on the ETNs, will depend on the actual Index Closing Level, the Accrued Fees and the Redemption Fee, if applicable, and whether any Coupon Amount was paid during the term of the ETNs, whether any Coupon Amount is payable at maturity or upon our call or acceleration and whether any Stub Reference Distribution Amount is payable at maturity or upon early redemption, our call or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, on the Maturity Date, any Redemption Settlement Date, the Call Settlement Date or Acceleration Settlement Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the level of the Index or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs. The hypothetical performance data shown above is for illustrative purposes only and does not represent the actual future performance of the ETNs.

RISK FACTORS

Your investment in the ETNs will involve risks. The ETNs are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the ETNs is linked to the monthly compounded two times leveraged performance of the Index and any distributions made with respect to the Index Constituents. The ETNs are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the Index. As described in more detail below, the trading price of the ETNs may vary considerably before the Maturity Date, due to, among other things, fluctuations in the markets to which the Index Constituents are tied and other events that are difficult to predict and beyond our control. Investing in the ETNs is not equivalent to investing directly in the Index Constituents or the Index itself. This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks as well as the risks described in the most recent combined Annual Report on Form 20-F of Credit Suisse Group AG and as incorporated by reference in the accompanying prospectus, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus, before investing in the ETNs.

You may lose some or all of your investment.

The ETNs are fully exposed on a leveraged basis to any decline in the level of the Index. At maturity or upon early redemption, our call or acceleration, you will lose some or all of your investment if the Index Closing Level is less than the Index Closing Level at the time you purchased your ETNs.

The amount of the Accrued Tracking Fee, the Accrued Financing Charge and the Redemption Fee, if applicable, will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration.

Even if the Index Closing Level is greater than the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your initial investment in ETNs due to the Accrued Fees and, if applicable, the Redemption Fee. The amount of the Accrued Fees will reduce the payment, if any, you will receive at maturity or upon early redemption, our call or acceleration, which could result in a loss to you on your investment, even if the Index Closing Level increases. In addition, if you redeem your ETNs prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of the Current Principal Amount and the Index Factor. If the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, decreases, or even if the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, increases but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Fees and the Redemption Fee, if applicable, you will receive less than the amount of your initial investment in the ETNs at maturity or upon early redemption, our call or acceleration. For more information on how the Accrued Fees and the Redemption Fee affect the value of the ETNs, see “Hypothetical Examples.”

The ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by investors who understand leverage risk and the consequences of seeking monthly compounded leveraged investment results, and who intend to actively monitor and manage their investments.

The ETNs are not suitable for all investors. In particular, the ETNs entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and the consequences of seeking monthly compounded two times leveraged investment results generally. Investing in the ETNs is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The amount you receive at maturity or upon early redemption, our call or acceleration, will be contingent upon the monthly compounded two times leveraged performance of the Index during the term of the ETNs. There is no guarantee that you will receive at maturity or upon early redemption, our call or acceleration, your initial investment back or any return on that investment. Significant adverse monthly performances for your ETNs may not be offset by any subsequent beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your ETNs, than if you invested in otherwise equivalent securities linked to the Index that are not leveraged.

Because the ETNs are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date or Reset Valuation Date, as compared to the most recent Index Closing Level or Reset Initial Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your ETNs, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date or Reset Valuation Date as compared to the most recent Index Closing Level or Reset Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity or upon early redemption, our call or acceleration, and you will suffer losses on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

If the Index Closing Level as of any Trading Day declines as compared to the most recent Index Closing Level or Reset Initial Closing Level such that, if the Closing Indicative Value of the ETNs falls below $5.00, your ETNs will be automatically accelerated, as described in more detail under “Specific Terms of the ETNs — Acceleration Upon Minimum Closing Indicative Value” beginning on page PS-50. Because of the leverage component of the ETNs, the Closing Indicative Value of the ETNs may fall below $5.00, and an acceleration may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such acceleration if the ETNs were not leveraged.

In addition, the calculation of the number of units of each Index Constituent that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-43. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date or Reset Valuation Date as compared to the most recent Index Closing Level or Reset Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index Constituent that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your ETNs did not contain a leverage component.

Due to the effect of compounding, if the Current Principal Amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis (and, in the event of a Leverage Reset Event, on each Leverage Reset Date), causing the net negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the ETNs, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the Index. The absolute level of the Accrued Fees is dependent on the path taken by the level of the Index over the term of the ETNs.

Due to the effect of compounding, if the Current Principal Amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis (and, in the event of a Leverage Reset Event, on each Leverage Reset Date), causing the net negative effect of the Accrued Fees to accumulate over time. Further, if you invest in the ETNs, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

As a result of compounding, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if applicable.

Because the Current Principal Amount is reset at least monthly, you will be exposed to the leveraged compounding of returns at least monthly. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the Index performance (the “Effective Leverage”), before accounting for Accrued Fees, and the Redemption Fee, if applicable. A lower Effective Leverage will decrease any benefit you will receive from a positive Index performance. On the other hand, a higher Effective Leverage will magnify any negative Index performance.

The distributions you receive on the ETNs may be lower than those you would receive if you directly invested in a 2x leveraged portfolio of the Index Constituents.

Coupon payments on each ETN are intended to reflect the net cash dividends or distributions that you would receive at any given time if you held a 2x leveraged portfolio of the Index Constituents having the same weightings as that of the Index. Since the Current Principal Amount is reduced by the Accrued Fees on each Reset Date, over time these coupon payments may be less than the net cash dividends or distributions you could hypothetically receive on a similarly weighted 2x leveraged portfolio of the Index Constituents from which Accrued Fees are not deducted on each Reset Date. Such shortfall may be greater than the financing charges you would incur to finance such a hypothetical 2x leveraged portfolio, and may increase over time as a result of compounding.

Upon the occurrence of a Leverage Reset Event, the ETNs will be deleveraged, with the aim of resetting the then-current leverage to approximately 2.0. Leverage Reset Events may occur multiple times during the term of the ETNs and or even during the same calendar month.

A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Current Principal Amount as of the Reset Valuation Date. Leverage Reset Events can occur multiple times during the term of the ETNs and multiple times within the same calendar month. This means that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging your ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on your ETNs relative to such an increase before the occurrence of such Leverage Reset Event.

The Accrued Financing Charge may be greater than financing costs that you would incur if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate us for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level, and is intended to approximate the monthly financing costs that leveraged investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the ETNs. However, there is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.

On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Similarly, it is impossible to predict what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of LIBOR-based securities such as your ETNs. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect the value and/or the trading market for LIBOR-based securities such as your ETNs.

Changes in the LIBOR rate may affect the value of your ETNs.

Your payment at maturity or upon early redemption, our call or acceleration, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the ETNs, the Accrued Financing Charge will also increase, which will reduce the amount payable on your ETNs at maturity or upon early redemption, our call or acceleration, and may adversely affect the market value of your ETNs.

In addition, concerns about the under-reporting and manipulation of interbank lending rates, which are used to calculate LIBOR, have existed since 2008. Final rules for the regulation and supervision of LIBOR by the FCA were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, ICE Benchmark Rate Administration Ltd. (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined or any other reforms to LIBOR that will be enacted in the U.K. or elsewhere, which may adversely affect the trading market for LIBOR-based securities. Any such changes or reforms to LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR rates, which could have an adverse impact on the value of your ETNs. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the Accrued Financing Charge and the value of your ETNs may be affected.

You are not guaranteed to receive a Coupon Amount.

You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is equal to zero. Although the Index is designed to provide exposure to a diversified basket of energy MLPs, no assurance can be given as to the amount, if any, of dividends or distributions that will be paid with respect to the Index Constituents. As a result, the Reference Distribution Amount will vary depending on the Index Constituents and the amount of dividends and distributions paid thereon. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

We may redeem the ETNs prior to the Maturity Date.

On any Business Day, we may elect to redeem all, but not less than all, of the outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice. If we elect to redeem your ETNs pursuant to our Call Right, you may not be able to reinvest at comparable terms or returns.

If we exercise our Call Right prior to maturity, your payment on the Call Settlement Date may be less than the Index Closing Level at the time we gave the notice of our election to call the ETNs.

As discussed above, we have the right to redeem all, but not less than all, of the issued and outstanding ETNs on any Business Day through and including the Maturity Date by providing notice to holders of the ETNs. We will provide notice at least sixteen (16) calendar days prior to the Call Settlement Date. The Call Settlement Amount per ETN will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date minus (d) the Accrued Fees as of the Call Valuation Date. The Call Valuation Period will be a period of five consecutive Trading Days to, and including, the Call Valuation Date. The Call Valuation Date will be a date specified in the Call Notice, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event. It is possible that the market prices of the relevant Index Constituents, and, as a result, the Index Closing Level and, in turn, the Index Factor of the ETNs, may vary significantly between when we provide the Call Notice and the Call Valuation Date, including potentially as a result of our trading activities during this period, as described further under “— Trading and other transactions by us or our affiliates in the Index Constituents, futures, options or other derivative products on such Index Constituents or the Index may impair the market value of the ETNs.” As a result, you may receive a Call Settlement Amount that is significantly less than the Index Closing Level on the Call Notice date and may be less than the amount of your initial investment in your ETNs.

The ETNs may not be a suitable investment for you.

The ETNs may not be a suitable investment for you if:

•                  You are not willing to accept the risk that you may lose some or all of your investment.

•                  You do not seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituents.

•                  You believe that the compounded two times leveraged monthly return of the Index will be negative during the term of the ETNs or the compounded two times leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption, our call or acceleration.

•                  You do not understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

•                  You are not willing to accept the risk that: (i) changes in the methods pursuant to which the LIBOR rates are determined may adversely affect the value of your ETNs; (ii) uncertainty about the future of LIBOR, the potential discontinuance of LIBOR and the nature of alternative reference rates may adversely affect the value of your ETNs; and (iii) it is impossible to predict the effect of any alternative rate or rates to LIBOR on the value of your ETNs. Your payment at maturity or upon early redemption, our call or acceleration will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, changes in the LIBOR rate, the uncertainty about the future of LIBOR and/or the potential discontinuance of LIBOR may increase the Accrued Financing Charge and adversely affect the market value of your ETNs.

•                  You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•                  You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.

•                  You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•                  You are not willing to hold securities that are subject to automatic acceleration and mandatory redemption if the ETNs’ Closing Indicative Value on any Trading Day equals $5.00 or less.

•                  You are not willing to be exposed to the risk of a Leverage Reset Event.

•                  You are not willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.

•                  You are not willing to be exposed to the risk of fluctuations in energy prices, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.

•                  You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•                  You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of your entire investment.

•                  You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.

•                  You seek an investment for which there will be an active secondary market.

•                  You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

The ETNs may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

In the event the Closing Indicative Value for the ETNs on any Trading Day equals $5.00 or less, all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us and holders of the ETNs will receive the Acceleration Settlement Amount as determined by the Calculation Agent as described herein. The Acceleration Settlement Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per ETN and may be zero if the level of the Index continues to decrease during one or more Trading Days during the Acceleration Valuation Period. As a result, depending on the Index Factor as of the Acceleration Valuation Date, you will lose some or all of your investment. The ETNs will be automatically accelerated and redeemed even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the Acceleration Valuation Period. High volatility and/or unexpected market conditions could result in significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the ETNs.

There are restrictions on the minimum number of ETNs you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 ETNs, the minimum redemption amount, at one time. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of early redemption, substantially in the form of Annex A (the “Redemption Notice”), to us by email or other electronic delivery as requested by us. If the Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Trading Day, the immediately following Trading Day will be the applicable Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m., New York City time, the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after May 6, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date.

If we receive your Redemption Notice prior to 4:00 p.m., New York City time, on any Trading Day, we will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m., New York City time, on the Trading Day prior to the applicable Redemption Valuation Date. We or one of our affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective.

Notwithstanding the foregoing, we may, at our option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by us that a written indication of an offer for early redemption has otherwise been accepted by us. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by us.

You may not request redemption of your ETNs after May 6, 2036 or after the fifth Trading Day preceding the Call Valuation Date or the Acceleration Valuation Date.

You may not request early redemption of your ETNs after May 6, 2036, which is the final Redemption Notice Date. In such case, your ETNs will instead be sold on the scheduled Maturity Date. You may not request early redemption of your ETNs if we deliver or have delivered a Call Notice, and your request is received on any Trading Day after the fifth Trading Day preceding the Call Valuation Date. In such case, your ETNs will instead be redeemed at our option on the relevant Call Settlement Date. You also may not request early redemption of your ETNs after the fifth Trading Day preceding the Acceleration Valuation Date. If the Closing Indicative Value of the ETNs on any Trading Day equals $5.00 or less, you will no longer be permitted to request early redemption of your ETNs and your ETNs will instead be automatically accelerated and mandatorily redeemed on the Acceleration Settlement Date. The Call Settlement Amount or Acceleration Settlement Amount, as applicable, may differ from the Redemption Settlement Amount you would have received had you redeemed your ETNs and may be payable on a different date than the Redemption Settlement Date.

You will not know the Redemption Settlement Amount for any ETNs you elect to redeem at the time you make such election.

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) prior to 4:00 p.m. (New York City time) on the Business Day prior to your desired Redemption Valuation Date. The Redemption Settlement Amount cannot be determined until such Redemption Valuation Date, and as such you will not know the Redemption Settlement Amount for your ETNs at the time you make an election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Redemption Settlement Amount for your ETNs on the Redemption Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The ETNs are subject to the credit risk of Credit Suisse.

The ETNs are senior unsecured debt obligations of the issuer, Credit Suisse, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any Coupon Payment, if any, payment at maturity or upon early redemption, our call or acceleration, depends on our ability to satisfy our obligations as they come due. As a result, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads will affect the market value, if any, of the ETNs prior to maturity, early redemption, our call or acceleration. In addition, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Changes in our credit ratings may affect the market value of the ETNs.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the ETNs. However, because the return on the ETNs is dependent upon certain factors in addition to our ability to pay our obligations on the ETNs, an improvement in our credit ratings will not reduce the other investment risks related to the ETNs. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the ETNs.

You have no rights or interests in any of the Index Constituents or rights to receive any equity securities.

Investing in the ETNs will not make you a holder of any rights or interest in an Index Constituent. Neither you nor any other holder or owner of the ETNs will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituents. The Cash Settlement Amount, the Redemption Settlement Amount, the Call Settlement Amount or Acceleration Settlement Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents.

The calculation of the Reference Distribution Amount and the Stub Reference Distribution Amount is based on net, rather than gross, cash distributions, which may result in a lower Coupon Amount.

The Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the net cash distributions, if any, that a Reference Holder of the Index Constituents would have received. This means that, if applicable, the cash distribution amounts that are used to calculate the Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for withholding taxes in respect of the cash distributions of non-U.S. Index Constituents in the Index, if any. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount and the Stub Reference Distribution Amount were based on gross cash distributions. Such adjustments, if applicable, are made without regard to how Credit Suisse offsets or hedges its exposure arising from the issuance of the ETNs. In the event that the calculation of the Reference Distribution Amount or Stub Reference Distribution Amount is affected by any applicable withholding taxes, we will not compensate you for such reductions by paying the additional amounts described in the accompanying prospectus and prospectus supplement under “Description of Debt Securities — Payment of Additional Amounts.”

The market value of the ETNs may be influenced by many unpredictable factors.

The market value of your ETNs may fluctuate greatly during the term of the ETNs. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that, generally, the level of the Index will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include:

•                  the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

•                  the market prices of the Index Constituents;

•                  the dividend or distribution rates paid by the Index Constituents;

•                  the time remaining to the maturity of the ETNs;

•                  supply and demand for the ETNs, including to the extent affected by inventory positions held by us or any market maker;

•                  the amount of the Accrued Fees;

•                  interest rates;

•                  any discontinuation of LIBOR;

•                  economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index Constituents, or that affect markets generally;

•                  supply and demand in the listed and over-the-counter derivative markets;

•                  supply and demand, as well as hedging activities in the equity-linked structured product markets; and

•                  the actual and perceived creditworthiness of Credit Suisse.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor. Therefore, you may sustain a significant loss on your investment in the ETNs.

Risks associated with the energy industry.

The Index Constituents represent MLPs that have been issued by companies engaged in or exposed to the energy industry, including the oil and gas sector. In addition, many of the MLPs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. Equities in the energy industry are significantly affected by a number of factors including:

•                  worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

•                  changes in tax or other laws affecting master limited partnerships generally;

•                  regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

•                  changes in the relative prices of competing energy products;

•                  the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

•                  decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

•                  risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

•                  uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

•                  general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index Constituents to decline during the term of the ETNs.

Energy MLP market risks may affect the trading value of the ETNs and the amount you will receive at maturity.

We expect that the Index will fluctuate in accordance with changes in the financial condition of the Index Constituents and certain other factors. The financial condition of the Index Constituents may become impaired or the general condition of the energy MLP market may deteriorate, either of which may cause a decrease in the level of the Index and thus in the value of the ETNs. ETNs are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index Constituents change. Investor perceptions of the Index Constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Index is expected to fluctuate until the Maturity Date.

The Index Sponsor and Index Calculation Agent may, in their sole discretion, discontinue the public disclosure of the level of the Index or the Index Closing Level, and the Index Sponsor may adjust the Index in a way that affects the level of the Index.

GKD Index Partners LLC serves as the Index Sponsor and S&P serves as the Index Calculation Agent. The Index Sponsor and the Index Calculation Agent are not under any obligation to continue to calculate and publish the level of the Index or the Index Closing Level or required to calculate similar values for any Successor Index. Additionally, the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday values related to the Index required to maintain any listing of the ETNs on the NYSE Arca. If the ETNs are not approved for listing, or if they are approved and later become delisted, the liquidity of the market for the ETNs may be materially and adversely affected and you may sustain significant losses if you sell your ETNs in the secondary market. We are not required to maintain any listing of the ETNs on the NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the level of the Index, and the Index Sponsor does not have any obligation to consider your interests. The Index Sponsor can add, delete or substitute the Index Constituents or make other methodological changes that could change the Index Closing Level. You should realize that the changing of Index Constituents may affect the Index, as a newly added Index Constituent may perform significantly better or worse than the Index Constituent or Index Constituents it replaces.

Any of these actions could adversely affect the value of the ETNs. The Index Calculation Agent does not have any obligation to consider your interests in calculating the Index, and the Index Sponsor does not have any obligation to consider your interests in revising the Index. See “The Alerian MLP Index.”

The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 50,000 ETNs.

As stated on the cover of this pricing supplement, we sold a portion of the ETNs following the Initial Trade Date, and the remainder of the ETNs may be offered and sold from time to time, through CSSU, our affiliate, as agent, to investors and to dealers acting as principals. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the ETNs. We may suspend or cease sales of the ETNs at any time, at our sole discretion. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to redeem your ETNs prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any Redemption Settlement Date.

Changes that affect the composition and calculation of the Index will affect the market value of the ETNs and the Redemption Settlement Amount.

The amount payable on the ETNs and their market value could be affected if S&P, in its sole discretion, discontinues or suspends calculation of the Index, in which case it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the Index Closing Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on the date when the Index Closing Level is required to be determined, the Calculation Agent will determine the relevant Index levels using the closing trading price and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability.

Historical levels of the Index should not be taken as an indication of future performance during the term of the ETNs.

The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon early redemption, our call or acceleration, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement. The performance of the Index Constituents will determine the Index Closing Level on the Maturity Date, any given Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or the Index Closing Level at other times during the term of the ETNs. As a result, it is impossible to predict whether the Index Closing Level will rise or fall.

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses.

The ETNs are listed on the NYSE Arca. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area. Even if an active secondary market for the ETNs exists, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your ETNs in the secondary market, you may have to do so at a discount from the issue price and you may suffer significant losses.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time. If we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the Stated Principal Amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently redeem their ETNs. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the early redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day. If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs.”

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the marketplace or the ETNs are called. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Closing Indicative Value and the Intraday Indicative Value of the ETNs will published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>“ and under the Yahoo! Finance ticker symbol “^AMJL-IV.” The publishing of such values is subject to delay or postponement. Any premium may be reduced or eliminated at any time.

The Closing Indicative Value is likely to differ materially from the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount.

Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs as of the applicable time, it is neither the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount. The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:

•                  The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, respectively, and not the Index Closing Level on a single day;

•                  The relevant Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;

•                  The Index Performance Ratio during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

•                  The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.

In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Trading and other transactions by us or our affiliates in the Index Constituents, futures, options, or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs.

As described below under “Supplemental Use of Proceeds and Hedging” on page PS-58, Credit Suisse or its affiliates may hedge their obligations under the ETNs by purchasing the Index Constituents, futures or options on the Index Constituents or the Index or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituents, futures, options or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituents and/or the level of the Index and, therefore, the market value of the ETNs. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or our affiliates may also engage in trading in the Index Constituents and other investments relating to the Index Constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the Index Constituents and the level of the Index and, therefore, the market value of the ETNs. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituents or the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the ETNs.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the market prices of the Index Constituents, the level of the Index or the market value of the ETNs.

We and our affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the ETNs, or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs. Any research, opinions or recommendations expressed by us or our affiliates may not be consistent with each other and may be modified from time to time without notice. The ETNs are linked to an Index that is intended to measure the performance of energy MLPs. Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

Our or our affiliates’ business activities may create conflicts of interest.

As noted above, we and our affiliates expect to engage in trading activities related to the Index and the Index Constituents that are not for the account of holders of the ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the ETNs and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the ETNs.

An Index Constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the ETNs. An Index Constituent may also be removed from the Index, as described under “The Alerian MLP Index.”

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, Credit Suisse International (“CSi”), will serve as the Calculation Agent. CSi will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon early redemption, our call or acceleration. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the ETNs — Calculation Agent” on page PS-52. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituents or the Index has occurred or is continuing on a day during the Call Valuation

Period or the Final Valuation Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment of whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable Valuation Period.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Valuation Period, the Call Valuation Period or the Acceleration Valuation Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the level of the Index on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date, the Call Valuation Date, the Acceleration Valuation Date or the applicable Redemption Valuation Date for the ETNs be postponed by more than three Trading Days. As a result, the applicable Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date for the ETNs could also be postponed, although not by more than three Trading Days. If the Final Valuation Date, the Call Valuation Date, the Acceleration Valuation Date or the applicable Redemption Valuation Date is postponed to the last possible Trading Day, but a market disruption event occurs or is continuing on such last possible Trading Day, that Trading Day will nevertheless be the final Trading Day in the Final Valuation Period, the Acceleration Valuation Period or the Call Valuation Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible Trading Day in the Final Valuation Period, the Acceleration Valuation Period or the Call Valuation Period, or on the Redemption Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the ETNs — Market Disruption Event.”

We and our affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for the licensing arrangements discussed under “The Alerian MLP Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the ETNs and the payment at maturity. The Calculation Agent may designate a Successor Index in its sole discretion. If the Calculation Agent determines in its sole discretion that no Successor Index comparable to the Index exists, the payment you receive at maturity or upon early redemption, our call or acceleration will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the ETNs — Market Disruption Event” on page PS-52 and “Specific Terms of the ETNs — Calculation Agent” on page PS-52. The Index Sponsor is not involved in the offer of the ETNs in any way and has no obligation to consider your interest as an owner of the ETNs in taking any actions that might affect the market value of your ETNs.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. We have not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. You, as an investor in the ETNs, should make your own independent investigation into the Index Sponsor and the Index.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the ETNs, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any of the Index Constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which each is calculated and, therefore, may have an adverse effect on the market value of the ETNs. See “Specific Terms of the ETNs — Market Disruption Event.”

Credit Suisse is subject to Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, FINMA may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts owed to you under the ETNs.

The Tax Consequences of Owning ETNs May Be Less Favorable Than a Direct Investment in the Index Constituents and Are Uncertain.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the ETNs, you agree to treat the ETNs for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in you owing more U.S. federal income tax than you would have owed if you had instead made a direct investment in the Index Constituents. In particular, the terms of the ETNs will require you to treat the Coupon Amount as ordinary income, notwithstanding the fact that an actual holder of the Index Constituents may be allocated an amount of income that is less than the distributions it receives, and all or a portion of such allocations may be treated as long-term capital gain. This could have the effect of requiring you to pay more U.S. federal income tax (and requiring you to pay such tax at an earlier time) than a holder of a similar investment in the Index Constituents.

Furthermore, it is likely that your ownership of the ETNs will be treated as a “constructive ownership transaction” which would be subject to Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.”  For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and a partnership is considered to be a pass-thru entity. The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. It is, however, not entirely clear how Section 1260 applies in the case of an index, like the Index, that is primarily composed of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of the return on your ETNs that is determined by reference to Index Constituents that are pass-thru entities (the “Pass-Thru Index Constituents”).

If the ETNs are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your ETNs that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Pass-Thru Index Constituents that are referenced by the ETNs) on the date that you purchased your ETNs and sold your interest in the Pass-Thru Index Constituents on the date of the sale, redemption or maturity of your ETNs (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your ETNs are subject to Section 1260, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the ETNs that is attributable to the Pass-Thru Index Constituents unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Considerations” and are urged consult your own tax advisor regarding the potential application of these rules.

Moreover, it is possible that the IRS could treat your ETNs as representing ownership of the Index Constituents for U.S. federal income tax purposes, in which case (i) you could be required to file federal, state and local tax returns on account of your deemed ownership interest of the Index Constituents and pay tax accordingly and (ii) you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Considerations” below.

In addition, the U.S. federal income tax treatment of the ETNs is uncertain and the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, in 2017, legislation was proposed that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

For a discussion of the U.S. federal income tax treatment applicable to your ETNs as well as other potential alternative characterizations for your ETNs, please see the discussion under “Material U.S. Federal Income Tax Considerations” below. You should consult your tax advisor regarding the tax treatment of the ETNs.

Non-U.S. Holders of the ETNs May Be Subject to Adverse U.S. Federal Income Tax Consequences.

The U.S. federal income tax treatment of the ETNs is uncertain, and some potential characterizations of the ETNs under U.S. federal income tax law could result in adverse consequences for non-U.S. holders. Given the uncertainty regarding how ETNs owned by non-U.S. holders should be characterized for U.S. federal income tax purposes, we intend to treat, and we expect that withholding agents will likewise treat, any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States, in which case, in order to avoid withholding, a non-U.S. holder of the ETNs will be required to provide a properly executed IRS Form W-8ECI). If you are a non-U.S. holder, you should consult your tax advisor about whether you may be entitled to a refund of this withholding tax.

There are alternative treatments of the ETNs that could result in other adverse U.S. federal income tax consequences for non-U.S. investors (including the potential need to file U.S. tax returns).   In addition, ETNs may be subject to additional withholding under Section 871(m) of the Internal Revenue Code. For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. investors in the ETNs, please see the non-U.S. holder discussion under “Material U.S. Federal Income Tax Considerations” below.  Prospective non-U.S. holders should consult their tax advisors prior to investing in the ETNs.

THE ALERIAN MLP INDEX

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes to its Index Constituents, which govern the management and calculation of the Index, from publicly available sources, without independent verification. A rule book governing these matters, including the complete Index methodology, is published by GKD Index Partners LLC, d/b/a Alerian (“Alerian” or the “Index Sponsor”) and S&P, and available at https://www.alerian.com/indices/amz-index/. The rule book reflects the policies of, and is subject to change by, the Index Sponsor. We have not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor, and the Index Closing Levels are calculated and published by S&P in consultation with the Index Sponsor. The Index Sponsor is responsible for the day-to-day management of the Index and reviews all rule book modifications and Index Constituent changes. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index measures the composite performance of leading energy Master Limited Partnerships (“MLPs”). As of November 8, 2019, the Index included 32 MLPs. The Index is calculated by S&P using a float-adjusted, capitalization-weighted methodology. The Index is disseminated real-time under the ticker symbol “AMZ” and the total return version of the Alerian MLP Index is disseminated real-time under the ticker symbol “AMZX”. Index values, yields, constituents, and announcements regarding rebalancings can be found at www.alerian.com.

Documents Used to Calculate the Index

The following documents are used to calculate units outstanding and investable weight factors:

•                  Index Constituent press releases;

•                  Annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-K, 20-F);

•                  Quarterly reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-Q, 6-K);

•                  Certain registration statements pursuant to Rules 415 and 462 of the Securities Act of 1933 (S-1, S-3);

•                  Prospectuses and prospectus supplements pursuant to Rule 424(b);

•                  Proxy statements pursuant to Section 14(a) of the Securities Exchange Act of 1934 (DEF 14A); and

•                  Current reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (8-K, 6-K).

Schedules pursuant to the Securities Exchange Act of 1934 (13D, 13G), forms pursuant to Section 16(a) of the Securities Exchange Act of 1934 (4), and certain registration statements pursuant to the Securities Act of 1933 (S-8) are not used in the aforementioned calculations.

Units Outstanding

Units included in the calculation of units outstanding include, but are not limited to, common units, subordinated units, special class units and paid-in-kind units. Units excluded from the calculation of units outstanding are general partner (“GP”) units, management incentive units, and tradable, non-common units.

The number of units outstanding generally reflects that which is represented by the latest annual or quarterly report, unless otherwise indicated by a press release or SEC document filed pursuant to a transaction. The following is a non-exhaustive list of qualifying transactions and the point at which they are reflected in a constituent’s units outstanding. (The word “reflected” here means for Index share calculation and constituent selection purposes only. Changes to units outstanding and IWFs (as defined below), as it relates to calculating the Index, only occur after market close on rebalancing dates, stock dividends and splits excepted.)

Qualifying Transaction	Reflected in Units Outstanding
Follow-on public equity offerings	Time of pricing
Over-allotment option exercises	Earlier of time of press release or current report
Private investments in public equity	Time of closing
Unit repurchases	Earlier of time of press release or current report
At-the-market equity offerings	As reported in periodic reports, prospectuses, or proxies

Investable Weight Factors

A constituent’s investable weight factor (“IWF”) is calculated as follows:

(Units outstanding — Non-common units — Unregistered common units — Insider-owned common units)

Units outstanding

Insider-owned common units: For the purposes of this calculation, insider-owned common units are those which are included in “Security Ownership of Certain Beneficial Owners and Management” of a constituent’s latest annual report or proxy. This number is frequently expressed as, or is similar to, “All directors and named executive officers as a group,” plus common units owned by GPs and/or persons or entities with board representation. Though insiders file Forms (4) and Schedules (13) to indicate changes to their ownership position between annual reports and proxies, they are not factored into the calculation. Other documents (e.g., press releases, 8-Ks, and prospectus supplements) indicating changes to ownership by a GP are factored into the calculation immediately.

Index Constituent Criteria

A company or partnership must meet the following criteria in order to be eligible for addition to the Index:

•                  Be a publicly traded partnership or limited liability company (“LLC”).

•                  Earn the majority of its cash flow from qualifying midstream activities involving energy commodities (exceptions may be made on a case-by-case basis to accelerate the eligibility or ineligibility of companies that have been transformed by a recent acquisition).

•                  Have a market capitalization of at least $75 million.

Publicly traded preferred units and institutional shares are not eligible for index inclusion.

A non-constituent will only be added to the index during the (a) quarterly rebalancing process if it meets all criteria, or (b) special rebalancing process if it (i) is acquiring the constituent that is being removed, and (ii) meets all criteria.  Index Constituents will only be removed from the index for failing to meet criteria during the quarterly rebalancing process.

These criteria are reviewed regularly to ensure consistency with industry trends.

Index Equations

The Index is calculated according to the following equations:

•                  [Initial Divisor] = [Index Market Capitalization on December 29, 1995] / 100

•                  [Index Value] = [Index Market Capitalization] / Index Divisor

•                  [Post-Rebalance Divisor] = [Post-Rebalance Index Market Capitalization] / [Pre-Rebalance Index Value]

As of November 8, 2019, the Index Divisor was equal to 340472779.010937.

Index Rebalancings

Index rebalancings fall into two groups: quarterly rebalancings and special rebalancings. Quarterly rebalancings occur on the third Friday of each March, June, September and December, and are effective at the open of the next trading day. In the event that the major U.S. exchanges are closed on the third Friday of March, June, September or December, the rebalancing will take place after market close on the immediately preceding trading day. Data relating to constituent eligibility, additions, and deletions are compiled and analyzed as of 4:00 p.m., Eastern Time, on the last trading day of February, May, August and November. The index shares of each constituent are then calculated according to its proportion of the total float-adjusted market capitalization of all Index Constituents, and assigned after market close on the quarterly rebalancing date. Since index shares are assigned based on prices on the last trading day of February, May, August and November, the weight of each constituent on the quarterly rebalancing date may differ from its target weight due to market movements.

Special rebalancings are triggered by corporate actions and will be implemented as practically as possible on a case-by-case basis. Generally, in a merger between two or more Index Constituents, the special rebalancing will take place one trading day after the constituent’s issuance of a press release indicating all needed merger votes have passed. If the stock is delisted before market open on the first trading day after all needed merger votes have passed, the delisted security will trade at the conversion price, including any cash consideration. Data relating to the selection of a replacement constituent are compiled and analyzed as of 4:00 p.m., Eastern Time, two (2) trading days prior to the last required merger vote. Only the units outstanding and IWFs of new and surviving Index Constituents in a merger-related special rebalancing will be updated to reflect the latest information available. Index shares are then calculated to the weighting scheme above and assigned after market close on the rebalancing date.

Treatment of Distributions

The Index is a price-return index that does not account for cash distributions. The total return version of the Alerian MLP Index accounts for cash distributions by reinvesting them across the index after market close on the ex-dividend date.

Base Date

The base date for the Index is December 29, 1995, with a base value of 100.

Announcements

Index Constituent changes related to quarterly rebalancings will be announced at 8:30 p.m., Eastern Time, on the second Friday of March, June, September, and December. Index Constituent changes related to special rebalancings resulting from mergers will be announced at 8:30 p.m., Eastern Time, on the last trading day prior to the last required merger vote. Index Constituent changes related to special rebalancings resulting from other types of delistings will be handled on a case-by-case basis. Index methodology changes, if any, will be announced after market close on the last trading day of the month. Announcements can be found at alerian.com.

Index Governance

An independent advisory board of MLP and energy infrastructure executives, legal partners, and senior financial professionals reviews all methodology modifications and constituent changes to ensure that they are made objectively and without bias. The board is comprised of a minimum of five (5) members, all of whom must be independent. The CEO of Alerian presents to the board on a quarterly basis, on the third Thursday of each January, April, July and October. Information regarding methodology modifications and constituent changes is considered to be material and can have an impact on the market. Consequently, all board discussions are confidential. Alerian believes that this process leads to unmatched independence and attention to detail in MLP and energy infrastructure indexing.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 100.00 on December 29, 1995, which is referred to as the “Index Commencement Date.” The Index Sponsor began calculating the Index on June 1, 2006. Therefore, the historical information for the period from the Index Commencement Date until June 1, 2006 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index Commencement Date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after June 1, 2006 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during the period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the ETNs. The historical or estimated historical Index returns do not give an indication of the future performance of the Index. Credit Suisse cannot make any assurance that the future performance of the Index will result in holders of the ETNs receiving a positive return on their investment.

The table below shows the historical and estimated historical returns of the Index and the total return version of the Alerian MLP Index from December 29, 1995 through November 8, 2019.

	Index (AMZ)		Total Return Version of the Alerian MLP Index (AMZX)
Year	Ending Level	Annual Return	Ending Level	Annual Return
1995	100.00		100.00
1996	108.14	8.14%	116.60	16.60%
1997	126.80	17.26%	147.15	26.20%
1998	114.72	-9.53%	142.76	-2.98%
1999	98.64	-14.02%	131.60	-7.82%
2000	131.08	32.89%	191.75	45.71%
2001	176.27	34.48%	275.61	43.73%
2002	158.64	-10.00%	266.35	-3.36%
2003	214.26	35.06%	384.99	44.54%
2004	234.67	9.53%	449.17	16.67%
2005	237.41	1.17%	477.56	6.32%
2006	282.93	19.17%	602.06	26.07%
2007	301.13	6.43%	678.64	12.72%
2008	176.29	-41.46%	428.12	-36.92%
2009	285.39	61.89%	755.26	76.41%
2010	363.55	27.39%	1026.04	35.85%
2011	389.93	7.26%	1168.41	13.88%
2012	385.09	-1.24%	1224.48	4.80%
2013	463.80	20.44%	1562.21	27.58%
2014	459.40	-0.95%	1637.25	4.80%
2015	289.76	-36.93%	1103.67	-32.59%
2016	316.10	9.09%	1305.71	18.31%
2017	275.10	-12.97%	1220.58	-6.52%
2018	222.76	-19.03%	1069.00	-12.42%
2019 (through 11/8/2019)	209.76	-5.83%	1093.89	2.33%

Historical and Estimated Historical results are not indicative of future results.

The table below shows the historical and estimated historical returns of the Index and the total return version of the Alerian MLP Index from December 29, 1995 through November 8, 2019. The data in the table below consists of estimated historical data for the period from December 29, 1995 until June 1, 2006 and actual historical data which is limited to the period from June 1, 2006 through November 8, 2019.

	Index (AMZ)	Total Return Version of Alerian MLP Index (AMZX)
Return	109.76%	993.89%
Annualized Return	3.15%	10.54%

Historical information presented is as of November 8, 2019 and is furnished as a matter of information only. Historical and estimated historical performance of the Index and the total return version of the Alerian MLP Index is not an indication of their future performance. Future performance of the Index and the total return version of the Alerian MLP Index may differ significantly from their historical and estimated historical performance, either positively or negatively.

The graph below illustrates the pro forma and historical performance of the Index and the total return version of the Alerian MLP Index from December 29, 1995 to November 8, 2019.

Announcements

Constituent changes on quarterly rebalancing dates will be announced at 8:30 a.m. Eastern Time, on the second Friday of March, June, September and December. Constituent changes related to special rebalancings resulting from mergers will be announced at 8:30 a.m. Eastern Time on the trading day prior to the last required merger vote. Constituent changes related to special rebalancings resulting from other types of delistings or bankruptcies will be handled on a case-by-case basis. Index methodology changes, if any, will be announced after market close on the last trading day of the month. Announcements can be found on the Index Sponsor’s website, www.alerian.com.

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable and non-exclusive license, for a fee, with the right to use the Index in connection with certain securities, including the ETNs.

All disclosures contained in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor, in consultation with the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

Disclaimer

The ETNs are not issued, sponsored, endorsed, sold, or promoted by Alerian. Alerian makes no representation or warranty, express or implied, to the purchasers or owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Alerian MLP Index to track general market performance. Alerian’s only relationship to CSSU is the licensing of the Index, which is determined, composed, and calculated by Alerian without regard to CSSU or the ETNs. Alerian is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the ETNs to be issued. Alerian has no obligation or liability in connection with the issuance, administration, marketing, or trading of the ETNs. Alerian hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Index or any data included therein. In no event shall Alerian have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. Alerian, Alerian MLP Index, Alerian MLP Total Return Index, AMZ, and AMZX are trademarks of Alerian and their use is granted under a license from Alerian.

VALUATION OF THE INDEX AND THE ETNS

Intraday Index Level

On each Trading Day, the Index Calculation Agent, or a successor Index Calculation Agent, will calculate and publish the intraday level of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “AMZ”. The actual Index Closing Level, which is the closing level of the Index on any Trading Day, may vary, and on a cumulative basis over the term of the ETNs, may vary significantly, from the intraday level of the Index. In addition, the intraday level of the Index is likely to differ materially from the Index Closing Level used to determine your payment at maturity or upon early redemption, our call or acceleration.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the ETNs in the secondary market. The intraday level of the Index published every 15 seconds will be based on the intraday prices of the Index Constituents.

Closing Indicative Value of the ETNs

The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal:

(a)                                 the product of

(i)                                     the Current Principal Amount, multiplied by

(ii)                                  the Index Factor as of such Trading Day, plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of such Trading Day, minus

(d)                                 the Accrued Fees as of such Trading Day.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs as of the applicable time, it is neither the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount. The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value.This is because:

•                  The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, respectively, and not the Index Closing Level on a single day;

•                  The relevant Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;

•                  The Index Performance Ratio during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

•                  The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.

In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Intraday Indicative Value of the ETNs

Generally, “intraday indicative value” is meant to approximate the expected trading value of the ETNs in a liquid market. The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor, and is equal to:

(a)                                 the product of

(i)                                     the Current Principal Amount, multiplied by

(ii)                                  the Index Factor calculated based on the most recently reported intraday level of the Index at such time, plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of such Trading Day, minus

(d)                                 the Accrued Fees as of such Trading Day.

The calculation of the Closing Indicative Value or the Intraday Indicative Value will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the ETNs may be different from their indicative value.

The calculation of the Closing Indicative Value or the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The Closing Indicative Value and the Intraday Indicative Value of the ETNs will be published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^AMJL-IV.” The publishing of such values is subject to delay or postponement.

The actual trading price of the ETNs may be different from their Closing Indicative Value or the Intraday Indicative Value as well as from any other payment you may be entitled to receive on the ETNs. The Intraday Indicative Value of the ETNs, published at least every 15 seconds during normal trading hours, which is currently from 9:30 a.m. to 4:00 p.m. (New York City time), will be based on the intraday values of the Index, and may not be equal to the payment at maturity or upon early redemption, our call or acceleration.

The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Trading Price of the ETNs

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the indicative value of the ETNs at any time or any other payment you are entitled to receive on the ETNs, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the indicative value of the ETNs at such time or any other payment you may be entitled to receive on the ETNs, due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Any premium may be reduced or eliminated at any time. Paying such a premium purchase price could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the marketplace or your ETNs are called at our option, in which case you will be entitled to receive a cash payment based on the Index Closing Level on the relevant determination dates. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their indicative value.

See “Risk Factors — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors — The Closing Indicative Value is likely to differ materially from the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount.”

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus and prospectus supplement dated June 30, 2017 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as supplemented, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

We describe the general terms of the ETNs in more detail below.

Coupon Payment

For each ETN you hold on a Coupon Record Date you will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date (the “Coupon Amount”). The Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date.

The “Reference Distribution Amount” is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Coupon Payment Date” means the fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date, the Call Valuation Date or the Acceleration Valuation Date, as applicable, may be the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date, respectively, subject to adjustment as described herein. The initial Coupon Payment Date was June 21, 2016.

If the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date, (b) the Call Settlement Date, or (c) the Acceleration Settlement Date if, as of the corresponding Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable. See “— Cash Settlement Amount at Maturity,” “— Our Call Right” and “— Acceleration Upon Minimum Closing Indicative Value.”

The “Coupon Valuation Date” means the last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was May 31, 2016.

The “Coupon Record Date” means the ninth (9th) Business Day following the corresponding Coupon Valuation Date.

The “Coupon Ex-Date” means, with respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the first Trading Day prior to the applicable Coupon Record Date).

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.

The “Index Divisor” is, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index. The Index Divisor as of November 8, 2019 was 340472779.010937.

“record date” means, with respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.

“ex-dividend date” means, with respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity

The “Maturity Date” for the ETNs is May 16, 2036.

For each ETN you hold, unless earlier redeemed, called or accelerated, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may lose some or all of your investment at maturity. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity.

The “Stub Reference Distribution Amount” is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date, Call Valuation Date or Acceleration Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.

As of any date of determination, the “Accrued Fees” will be the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.

The “Final Valuation Period” is the five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “— Market Disruption Event.”

The “Final Valuation Date” is May 13, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.

The “Financing Level” is, as of any date of determination, an amount equal to the Current Principal Amount as of such date.

The “Accrued Financing Charge” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Financing Charge will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

The “Financing Rate” is, as of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market. See “Risk Factors — Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.”

The “Accrued Tracking Fee” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Tracking Fee will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.

The “Tracking Fee” is, as of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.

The “Tracking Rate” is 0.85% per annum.

The “ETN Performance Factor” is, as determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:

1 + 2 × (Index Closing Level — Reset Initial Closing Level) / Reset Initial Closing Level.

The “Current Principal Amount” was equal to $25.00 per ETN on the Initial Trade Date.

With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:

If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day.

“Reset Date” refers to any Monthly Reset Date and any Leverage Reset Date. In the event of a Leverage Reset Event, the Current Principal Amount will be reset as described below under “— Leverage Reset Events.”

“Monthly Reset Date” is the first Trading Day of each month, beginning on June 1, 2016 and ending on May 1, 2036, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

“Monthly Valuation Date” is the last Trading Day of each month, beginning on May 31, 2016 and ending on April 30, 2036, subject to adjustment as described under “— Market Disruption Event.”

“Reset Valuation Date” refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.

The “Index Factor” will be calculated as follows:

1 + (2 × Index Performance Ratio)

The “Index Performance Ratio” on any Trading Day, will be:

Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level

The “Index Valuation Level,” as determined by the Calculation Agent, on (1) any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.

On the Initial Trade Date, the “Reset Initial Closing Level” was 302.48, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.

The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (the “NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The “Index Calculation Agent” will be Standard & Poor’s Financial Services LLC (a subsidiary of The McGraw-Hill Companies, Inc.) (“Standard & Poor’s” or “S&P”). The Index Calculation Agent will be responsible for calculating and publishing the level of the Index.

“Trading Day” means any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below under “— Early Redemption Procedures” and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request (the “Redemption

Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day through and including the final Redemption Notice Date, which will be May 6, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”) provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for redemption with those of other investors to reach this minimum amount of 50,000 ETNs; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs — Early Redemption Procedures,”  your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The ETNs will be redeemed and the holders will receive payment for their ETNs on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Settlement Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.” You must comply with the early redemption procedures described below in order to redeem your ETNs.

The “Redemption Valuation Date” means the Trading Day following the applicable Redemption Notice Date (as defined below), subject to adjustment as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your ETNs, subject to your compliance with the procedures described under “— Early Redemption Procedures,” for each applicable ETN you hold you will receive a cash payment on the relevant Redemption Settlement Date equal to:

(a)                                 the product of

(i)                                     the Current Principal Amount multiplied by

(ii)                                  the Index Factor as of the Redemption Valuation Date, plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus

(d)                                 the Accrued Fees as of the Redemption Valuation Date, minus

(e)                                  the Redemption Fee.

We refer to this cash payment as the “Redemption Settlement Amount.”

If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

We will inform you of such Redemption Settlement Amount on the first Trading Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon early redemption.

The “Accrued Fees” will be calculated as of any Redemption Valuation Date as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

The “Accrued Tracking Fee” as of any Redemption Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date.

The “Accrued Financing Charge” as of any Redemption Valuation Date is an amount equal to (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of the applicable Redemption Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the applicable Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the applicable Redemption Valuation Date, divided by (b) 360.

The “Redemption Fee” means the product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.

Early Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for early redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•                  Deliver a notice of early redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m. (New York City time) on any Trading Day, the immediately following Trading Day will be the applicable “Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. (New York City time), the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after May 6, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date. If Credit Suisse receives your Redemption Notice prior to 4:00 p.m. (New York City time), on any Trading Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date. Credit Suisse or one of its affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective;

•                  Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m. (New York City time), on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;

•                  Instruct your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and

•                  Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time), on the applicable Redemption Settlement Date (the third Business Day following the Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second, third and fourth bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. (New York City time) and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, such notice will not be effective for such Trading Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Trading Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Redemption Settlement Amount you will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, you will not know the applicable Redemption Settlement Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Redemption Settlement Amount is determined.

Our Call Right

We have the right to call all, but not less than all, of the issued and outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice (the “Call Notice”) to the holders of the ETNs, such call to occur on any Business Day through and including the Maturity Date (the “Call Settlement Date”). We will specify the Call Settlement Date in the Call Notice. In the event we exercise our Call Right, you will receive for each ETN you hold a cash payment equal to:

(a)                                 the product of

(i) the Current Principal Amount multiplied by

(ii) the Index Factor as of the Call Valuation Date, plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus

(d)                                 the Accrued Fees as of the Call Valuation Date.

We refer to this cash payment as the “Call Settlement Amount.” If the amount calculated above is less than zero, the Call Settlement Amount will be zero.

The “Call Valuation Date” will be a scheduled Trading Day whose date is specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustments.

The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “— Market Disruption Event.”

We will inform you of such Call Settlement Amount on the first Business Day following the Call Valuation Date.

You may lose some or all of your investment upon our call. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon our call.

The Accrued Fees will be calculated as of the Call Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Call Valuation Date plus (ii) the Accrued Financing Charge as of the Call Valuation Date.

The “Accrued Tracking Fee” as of the Call Valuation Date is an amount equal to the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date.

The “Accrued Financing Charge” as of the Call Valuation Date will equal (i) the Financing Rate as of the Call Valuation Date, multiplied by (ii) the Financing Level as of the Call Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Call Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date, divided by (b) 360.

Acceleration Upon Minimum Closing Indicative Value

If, at any time, the Closing Indicative Value (as defined below) for the ETNs on any Trading Day equals $5.00 or less (each such day, an “Acceleration Date”), all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us, even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the five consecutive Trading Days beginning on, and including, the Trading Day immediately following the Acceleration Date and ending on, and including, the Acceleration Valuation Date (the “Acceleration Valuation Period”), for a cash payment equal to the Acceleration Settlement Amount. The final Trading Day of the Acceleration Valuation Period is the “Acceleration Valuation Date.”

If the ETNs are accelerated, you will receive per ETN you hold a cash payment on the third Trading Day following the Acceleration Valuation Date (the “Acceleration Settlement Date”) equal to:

(a)                                 the product of

(i) the Current Principal Amount multiplied by

(ii) the Index Factor as of the Acceleration Valuation Date, plus

(b)                                 the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Acceleration Valuation Date if on the Acceleration Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)                                  the Stub Reference Distribution Amount, if any, as of the Acceleration Valuation Date, minus

(d)                                 the Accrued Fees as of the Acceleration Valuation Date.

We refer to this cash payment as the “Acceleration Settlement Amount.” If the amount so calculated is less than zero, the Acceleration Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. If the minimum Closing Indicative Value threshold of the ETNs has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Settlement Amount in respect of your investment in the ETNs.

You may lose some or all of your investment upon acceleration. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Acceleration Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Acceleration Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon acceleration.

The “Accrued Fees” will be calculated as of the Acceleration Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Acceleration Valuation Date and (ii) the Accrued Financing Charge as of the Acceleration Valuation Date.

The “Accrued Tracking Fee” as of the Acceleration Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Acceleration Valuation Date.

The “Accrued Financing Charge” as of the Acceleration Valuation Date will equal (i) the Financing Rate as of the Acceleration Valuation Date, multiplied by (ii) the Financing Level as of the Acceleration Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Acceleration Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Acceleration Valuation Date, divided by (b) 360.

Subject to the prior verification by the Calculation Agent that the Closing Indicative Value of $5.00 or less was accurately calculated by the IV Calculation Agent, we must provide notice to the holders of the ETNs that the minimum Closing Indicative Value threshold of the ETNs has been breached not less than five calendar days prior to the Acceleration Settlement Date.

The “Closing Indicative Value” of the ETNs on the Initial Trade Date was equal to $25.00 and on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day.

The “IV Calculation Agent” will be NYSE Arca. The IV Calculation Agent will calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs.”

Leverage Reset Events

A Leverage Reset Event will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of the ETNs relative to such an increase before the occurrence of the Leverage Reset Event.

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0.

Upon the occurrence of a Leverage Reset Event, the Current Principal Amount of the ETNs will be reset on the applicable Leverage Reset Date so that it will equal (a) the product of the Current Principal Amount as of the immediately preceding Trading Day and the Index Factor on the immediately preceding Leverage Reset Valuation Date, minus (b) the Accrued Fees on the immediately preceding Leverage Reset Valuation Date.

In the event of a Leverage Reset Event, the Financing Rate will not be adjusted.

Leverage Reset Events may occur multiple times over the term of the ETNs and may occur multiple times during a single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging the ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on your ETNs relative to such an increase before the occurrence of such Leverage Reset Event.

The “Accrued Fees” will be calculated as of the Leverage Reset Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Leverage Reset Valuation Date and (ii) the Accrued Financing Charge as of the Leverage Reset Valuation Date.

The “Accrued Tracking Fee” as of the Leverage Reset Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date.

The “Accrued Financing Charge” as of the Leverage Reset Valuation Date will equal (i) the Financing Rate as of the Leverage Reset Valuation Date, multiplied by (ii) the Financing Level as of the Leverage Reset Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Reset Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date, divided by (b) 360.

An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Averaging Trading Day.

With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment. The “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment as described under “— Market Disruption Event.”

Calculation Agent

Our affiliate, Credit Suisse International (“CSi”), will act as the calculation agent (the “Calculation Agent”). The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay you on the Redemption Settlement Date, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Settlement Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, whether an acceleration upon minimum Closing Indicative Value has occurred, whether a Leverage Reset Event has occurred, and whether any day is a Business Day or a Trading Day. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holders of the ETNs shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date hereof without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early redemption, our call or acceleration, or on a Coupon Payment Date on or prior to 12:00 p.m. (New York City time), on the Trading Day immediately preceding the Maturity Date, any Redemption Settlement Date, the Call Settlement Date, the Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts representing the Closing Indicative Value, the Coupon Amount, if any, the Redemption Settlement Amount, if any, per ETN, the Call Settlement Amount, if any, per ETN, the Acceleration Settlement Amount, if any, per ETN, the Cash Settlement Amount, if any, per ETN, will be rounded to the fourth decimal point (e.g., 0.76545 would be rounded up to 0.7655 and 0.76544 would be rounded down to 0.7654); and all dollar amounts paid on the ETNs per holder will be rounded to the nearest cent, with one-half cent or greater rounded upward and less than one-half cent rounded downward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Trading Day (as defined below), the Index Closing Level for such Averaging Trading Day will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Trading Day”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Trading Day would fall on a date originally scheduled to be an Averaging Trading Day. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Trading Day, for purposes of determining the Index Closing Level on any Averaging Trading Day, the Calculation Agent, as the case may be, will apply the Index Closing Level for such Deferred Averaging Trading Day (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Trading Day. For example, if the Final Valuation Period, Call Valuation Period or Acceleration Valuation Period as applicable, for purposes of calculating the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, respectively, is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during such applicable Valuation Period, then the Index Closing Level on October 4 will be used twice to calculate the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable, and such Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6 and October 7.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on any Redemption Valuation Date, the Index Closing Level for such Redemption Valuation Date will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Settlement Amount, is based on the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Closing Level on October 4 will be used to calculate the Redemption Settlement Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Trading Day, Reset Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event.

If a Market Disruption Event occurs on any Reset Valuation Date, the Index Closing Level for such Reset Valuation Date will be determined by the Calculation Agent on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing. If any Reset Valuation Date is postponed as described above, the succeeding Reset Date will occur on the Trading Day immediately following the postponed Reset Valuation Date.

An “Averaging Trading Day” means each of the Trading Days during a Valuation Period, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its sole discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to rely on the Index Closing Level on such date.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)                                 suspension, absence or material limitation of trading in a material number of the Index Constituents for more than two (2) hours or during the one-half (1/2) hour before the close of trading in the applicable market or markets;

(b)                                 suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)                                  the level of the Index is not published; or

(d)                                 in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Supplemental Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)                                 a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)                                 a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If the entity that publishes the Index discontinues publication of or otherwise fails to publish the Index, and such entity or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Index Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

If the entity publishing the Index discontinues publication of the Index prior to, and such discontinuation is continuing on any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The Alerian MLP Index.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay you on the Redemption Settlement Date, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Settlement Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Default Amount on Acceleration

If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “— Default Amount.”  In addition to the default amount described below, we will also pay the Coupon Amount per ETN, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Trading Day in the last applicable Valuation Period prior to the Maturity Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in such accelerated Valuation Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Final Valuation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Senior Medium-Term Notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the outstanding Stated Principal Amount of the Senior Medium-Term Notes as constituting the outstanding Stated Principal Amount of the ETNs. Although the terms of the ETNs may differ from those of the other Senior Medium-Term Notes, holders of specified percentages in Stated Principal Amount of all Senior Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Senior Medium-Term Notes, including the ETNs. This action may involve changing some of the terms that apply to the Senior Medium-Term Notes, accelerating the maturity of the Senior Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities — Events of Default.”

Default Amount

The default amount for the ETNs on any day will be an amount in U.S. dollars for the principal of the ETNs, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the ETNs. That cost will equal the sum of:

(a)                                 the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

(b)                                 the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in paragraph (a) above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

(a)                                 no quotation of the kind referred to above is obtained, or

(b)                                 every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Current Principal Amount of the ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•                  A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•                  P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity or upon early redemption, our call or acceleration will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the ETNs, we mean a day that is a Business Day of the kind described in “Description of Debt Securities — Interest and Interest Rates — Floating Rate Notes” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities — Interest and Interest Rates” in the accompanying prospectus, any payment on the ETNs that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders,” “— Our Call Right” and “— Acceleration Upon Minimum Closing Indicative Value” above.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Index Closing Level applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including, but not limited to, swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Booking Branch

The ETNs will be booked through Credit Suisse AG, Nassau Branch.

Clearance and Settlement

The DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the Index Constituents, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the Index Closing Level, there can be no assurance that the Index Closing Level will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the Index Closing Level), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps or other derivative or synthetic instruments relating to the Index or the Index Constituents or other instruments linked to the Index or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Coupon Valuation Date, the Final Valuation Date, any Redemption Valuation Date, the Call Valuation Date or the Acceleration Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the Maturity Date, any Redemption Settlement Date, the Call Settlement Date or Acceleration Settlement Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the Index Closing Level and, as a consequence, the market value of the ETNs and the amount payable at maturity or upon early redemption, our call or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of the U.S. federal income tax considerations applicable to the purchase and ownership of ETNs. Except for the discussion under the heading “—Non-U.S. Holders” below, it applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•                  a dealer in securities or currencies;

•                  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•                  a bank;

•                  a life insurance company;

•                  except as described below under “Unrelated Business Taxable Income”, a tax-exempt organization;

•                  a regulated investment company;

•                  a partnership or other pass-through entity;

•                  a person that owns an ETN as a hedge or that is hedged against interest rate risks;

•                  a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or

•                  a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•                  a citizen or resident of the United States;

•                  a domestic corporation;

•                  an estate whose income is subject to U.S. federal income tax regardless of its source; or

•                  a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are not a U.S. holder and you are not an entity that is classified as a partnership for U.S. federal income tax purposes.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the ETNs should be treated as a pre-paid forward contract with respect to the Index. The terms of the ETNs require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the ETNs for all tax purposes in accordance with such characterization. In addition, the terms of the ETNs require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the ETNs in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat the Coupon Amount and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (i) an actual holder of the Index Constituents may be allocated an amount of income that is less than the distributions it receives, and all or a portion of such allocations may be treated as long-term capital gain and (ii) there may be other possible treatments of the Coupon Amount that would be more advantageous to holders of ETNs.

If the ETNs are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your ETNs. Such gain or loss should generally be long-term capital gain or loss if you held your ETNs for more than one year. In general, your tax basis in your ETNs will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260.  Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. It is, however, not entirely clear how Section 1260 applies in the case of index, like the Index, that is primarily comprised of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of the return on your ETNs that is determined by reference to Index Constituents that are pass-thru entities (the “Pass-Thru Index Constituents”).

If your ETNs are subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your ETNs that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Pass-Thru Index Constituents that are referenced by the ETNs) on the date that you purchased your ETNs and sold your interest in the Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the ETNs (the “Excess Gain Amount”). If your ETNs are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the ETNs that is attributable to the Pass-Thru Index Constituents unless you provide clear and convincing evidence to the contrary.

It is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your ETNs.

The Excess Gain Amount, if any, with respect to the ETNs will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon the amount of distributions that are made by each Pass-Thru Index Constituent (and thus the Coupon Amount that corresponds to such distributions) and the amount of ordinary income that is allocated to a direct investor in each Pass-Thru Index Constituent.

Second, the Excess Gain Amount will depend in part upon the amount of ordinary income that a direct investor in each Pass-Thru Index Constituent would recognize upon a sale of a direct interest in each Pass-Thru Index Constituent in respect of any “Section 751 assets” that are held by the Pass-Thru Index Constituent. You should be aware that some of the Pass-Thru Index Constituents could have a significant amount of “Section 751 assets” which could cause your ETNs to have a positive Excess Gain Amount that would be subject to Section 1260.

Third, the Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Pass-Thru Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the ETNs, a holder of ETNs should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the ETNs as long as such holder holds the ETNs for more than one year. The rebalancing of the Index could therefore cause your ETNs to have a positive Excess Gain Amount that would be subject to Section 1260.

Because you will only be able to avoid the application of Section 1260 to your ETNs if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your ETNs is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your ETNs. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the ETNs as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your ETNs if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the ETNs is unclear you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the ETNs.

Alternative Treatments.  There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the ETNs should be treated in a manner that differs from that described above. For example, the IRS might assert that your ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your ETNs and the actual Coupon Amounts that are paid with respect to the ETNs. You would recognize gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. Any gain you recognize upon the sale, early redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your ETNs as representing ownership of the Index Constituents for U.S. federal income tax purposes. In such a case, you would be required to recognize income, gain or loss as if you had actually owned interests in the Index Constituents. Under this alternative treatment, you would also be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. Further, if the ETNs are characterized in accordance with this alternative treatment under state or local law, you could be required to file state and local tax returns on account of your deemed ownership interest of the Index Constituents and pay tax accordingly.

If the ETNs are treated in the manner described in the preceding paragraph, you would be required to treat the Accrued Financing Charges as interest expenses and the Accrued Tracking Fee as amounts of expense. In such a case, (i) the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors, and (ii) the Accrued Financing Charges would be treated as interest payments that are subject to the general limitations on interest deductions. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your ETNs. Under this alternative treatment, you could also be required to recognize amounts of gain or loss over the term of your ETNs as if you had sold a portion of your ETNs to pay such fees. In addition, if such amounts are treated as items of expense that reduce the amount received at maturity or redemption, it is more likely that you would have an “Excess Gain Amount” for Section 1260 purposes because the amount of capital gain that you would (absent Section 1260) be treated as recognizing in respect of your ETNs would be increased by each item of expense.

Even if you are not treated as owning the Index Constituents, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your ETNs should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your ETNs in excess of the Coupon Amounts that are paid on the ETNs.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the ETNs. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs, such guidance could require you to accrue income over the term of the ETNs in excess of the Coupon Amounts that are paid on the ETNs and could require you to treat any gain that you recognize in respect of the ETNs as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, legislation was proposed in 2017 that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

Medicare Tax.  If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your ETNs, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the ETNs, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the ETNs.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs. However, as noted above, it is possible that the ETNs could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituents. If your ETNs are so treated, a portion of any income or gain that you recognize with respect to your ETNs would be treated as UBTI.

Non-U.S. Holders

The U.S. federal income tax treatment of the ETNs is uncertain, and certain potential alternative U.S. federal income tax treatments of the ETNs could affect non-U.S. holders of the ETNs. Given the uncertainty regarding how ETNs owned by non-U.S. holders should be characterized for U.S. federal income tax purposes, we intend to treat any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States, in which case, in order to avoid withholding, a non-U.S. holder of the ETNs will be required to provide a properly executed IRS Form W-8ECI). We expect that other withholding agents will take a similar position regarding their withholding obligations with respect to Coupon Amounts on the ETNs. In addition, if a non-U.S. holder is eligible for a tax treaty in respect of the Coupon Amounts, we intend to treat the Coupon Amounts as subject to the highest withholding rate applicable to different categories of income under the treaty because the characterization of the Coupon Amounts is not clear. If you are a non-U.S. holder, you should consult your tax advisor about whether you may be entitled to a refund of this withholding tax, including under an applicable treaty.

Any “effectively connected income” from the ETNs, including any gain from the sale, redemption or maturity of the ETNs that is or is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, will be subject to U.S. federal income tax, and will require that holder to file U.S. federal income tax returns, in each case in a similar manner to what is required of a U.S. holder.

Section 871(m) and FATCA. As discussed in more detail below, the ETNs may also be subject to withholding tax under Section 871(m) of the Code and the Regulations thereunder. However, as described in more detail below, it is likely that the 30% withholding tax described above will generally satisfy all (or substantially all) of a non-U.S. holder’s Section 871(m) tax liability, although it possible that there could be a significant residual Section 871(m) tax in certain circumstances.

More specifically, ETNs that are issued (or are that are deemed issued) after January 1, 2017 may be subject to withholding tax pursuant to regulations under Section 871(m) of the Code. In general, these regulations impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). However, the regulations will only apply to a contract that is issued before January 1, 2021 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe and we intend to take the position that the ETNs should be treated as delta-one contracts for this purpose.

Withholding under Section 871(m) of the Code generally applies only to transactions that reference U.S. stocks. As noted above, the Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. However, special rules under the Section 871(m) regulations provide that a transaction that references certain partnerships that hold significant investments in U.S. stocks (“Covered Partnerships”) will be treated as referencing the U.S. stocks owned by the Covered Partnerships. We believe that some of the Index Constituents will be Covered Partnerships, and that accordingly, subject to the discussion in the following paragraph, ETNs that are issued (or are that are deemed issued) on or after January 1, 2017 will be subject to Section 871(m) of the Code. If applicable, the Section 871(m) tax will generally be based on the dividends that are paid on or after January 1, 2017 during a non-U.S. holder’s holding period in an ETN with respect to the U.S. stocks that are held by a Covered Partnership in the Index or with respect to U.S. stocks that are included in the Index (to the extent of the notional interest that is referenced by the holder’s ETN). Such amount is hereinafter referred to as the “dividend equivalent amount”.

Notwithstanding the general rule described above, the Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). Although it is not entirely clear whether and how the “qualified index” rules apply to an index that includes partnerships, it is possible that the Index will be treated as a “qualified index” if U.S. stocks represent 10% or less of the value of the Index, after looking-through to the U.S. stocks that are held by the Covered Partnerships in the Index. We do not currently possess the information to determine whether the Index is a “qualified index”, and we therefore currently intend to take the position (and the discussion below assumes) that the Index is not a “qualified index” and thus does not qualify for the Section 871(m) exemption. It is possible, however, that we may take a different position in the future. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the components of the index. Accordingly, the ETNs should be treated as referencing the Index Constituents for Section 871(m) purposes.

There are significant uncertainties regarding the application of Section 871(m) to instruments, such as the ETNs, that reference a Covered Partnership, including how a withholding agent and investor should determine whether a partnership is a Covered Partnership and the amount and timing of any dividends that are received by a Covered Partnership. This is particularly uncertain in light of the limited public information regarding the U.S. shares that are held by the Index Constituents and the amount and timing of any dividends with respect to such stocks. Because of our current inability to determine which of the Index Constituents are Covered Partnerships and the dividends that are received by such Covered Partnerships, we intend to treat the entire amount of each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount upon a sale of the ETNs) that is paid to a non-U.S. holder as a dividend equivalent amount for Section 871(m) purposes.

As noted above, we intend to treat, and we expect that withholding agents will likewise treat, any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). We believe that such withholding should generally equal or exceed the 30% withholding tax on “dividend equivalent” payments that is required by Section 871(m) and therefore, subject to the discussion below, no additional U.S. withholding tax should be required under Section 871(m) in respect of payments on the ETNs). Nevertheless, in certain cases, the application of Section 871(m) to the ETNs could increase a non-U.S. holder’s substantive U.S. federal income tax liability with respect to the ETNs. For example, a non-U.S. holder that sells or redeems its ETNs between coupon payment dates could be subject to additional tax under Section 871(m) in respect of any dividends that were received by the Covered Partnerships in the Index (or that are paid in respect of any U.S. stocks in the Index), in each case since the last coupon payment date for the ETNs. In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the ETNs should be imposed in addition to the 30% withholding tax on the Coupon Payments on the ETNs, in which case the application of Section 871(m) to the ETNs could significantly increase a non-U.S. holder’s tax liability in respect of the ETNs. This risk will be increased if a withholding agent takes the positon that the Section 871(m) withholding should be imposed on a date that is not a payment date with respect to the ETNs (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody).

As noted above, Section 871(m) does not apply to contracts that were issued prior to January 1, 2017 (“grandfathered ETNs”). Accordingly, Section 871(m) withholding should not apply to a holder that purchased ETNs prior to January 1, 2017 if the holder is able to demonstrate this to the applicable withholding agent. However, we expect to issue new ETNs shortly after the date hereof that will not be grandfathered ETNs. In addition, it is possible that ETNs that our affiliate sold on or after January 1, 2017 will not be treated as grandfathered ETNs even if those ETNs were nominally issued prior to January 1, 2017. As a result, a withholding agent may be unable to determine whether a holder acquired ETNs that were issued prior to January 1, 2017, and it therefore may treat all ETNs as if they were issued on or after January 1, 2017. Accordingly, non-U.S. holders of ETNs should generally assume that withholding agents will treat them for Section 871(m) purposes as having acquired ETNs that were issued on or after January 1, 2017.

In addition, as described in the accompanying prospectus under “Taxation — Foreign Account Tax Compliance Act”, the ETNs should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements. However, any payments on the ETNs that are subject to Section 871(m) withholding tax will also be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements.   In addition, if the ETNs are not subject to Section 871(m) and we issue ETNs after the applicable FATCA grandfather date, withholding agents may be unable to distinguish between ETNs that are subject to FATCA and those that are not subject to FATCA and thus may treat all of the ETNs as subject to FATCA.

We will not pay additional amounts with respect to any withholding taxes that are imposed on the ETNs.

The application of Section 871(m) and FATCA to your ETNs is complex, and uncertainties exist regarding the application of such rules to your ETNs. If you are a non-U.S. holder, you should consult your tax advisor about the application of Section 871(m) and FATCA to your ETNs, and other potential U.S. federal income tax risks associated with owning the ETNs.

Alternative Treatments.  Certain alternative characterizations of the ETNs could have further consequences to non-U.S. holders. Under one potential alternative characterization, a non-U.S. holder of the ETNs could be treated as directly owning the Index Constituents. If the ETNs are so treated, a non-U.S. holder would be treated as engaged in a U.S. trade or business as a result of its ownership of the ETNs. Accordingly, under this alternative treatment, a non-U.S. holder could be required to file U.S. federal, state and local income tax returns and pay net-basis U.S. federal, state and local income tax on any income that is earned as a result of its investment in the ETNs. In addition, a non-U.S. holder that is a foreign corporation could potentially be subject to the U.S. branch profits tax.

FIRPTA.  In addition, even if holders of the ETNs are not treated as owning the Index Constituents, if a non-U.S. holder owns or is treated as owning more than 5% of the ETNs (or if the ETNs are not considered regularly traded on an established securities market), that non-U.S. holder could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case all or a portion any gain that it recognizes upon the sale, redemption or maturity of its ETNs could be deemed to be “effectively connected income,” with the consequences described in the previous paragraph. In addition, amounts that a non-U.S. holder receives upon the sale, early redemption or maturity of an ETN that is treated as a “United States real property interest” could be subject, in whole or in part, to a withholding tax.

Prospective non-U.S. investors should consult their tax advisors regarding the tax consequences to them of investing in the ETNs, including possible alternative characterizations and treatments of the ETNs.

Estate Tax.  An ETN may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the ETN at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the United States includes only property situated or deemed situated in the United States. Individual non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Information Reporting and Backup Withholding

Please see the discussion under “Taxation— Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the information reporting and backup withholding rules that apply to the ETNs.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans and all other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3—101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan, or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) collectively as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan or Non-ERISA Arrangement, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or the Non-ERISA Arrangement and the provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties and prohibited transactions (or similar restrictions) applicable to the Plan or Non-ERISA Arrangement including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Law. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, and, if so, what exemptive relief might be available. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan and would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96—23), (B) the insurance company general account exemption (PTCE 95—60), (C) the bank collective investment fund exemption (PTCE 91—38), (D) the insurance company pooled separate account exemption (PTCE 90—1) and (E) the qualified professional asset manager exemption (PTCE 84—14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or violate any provision of Similar Law.

In addition, any purchaser, that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan or Non-ERISA Arrangement, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the ETNs that (a) none of Credit Suisse, the calculation agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the etn does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the Stated Principal Amount based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Initial Trade Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than two Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than two Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

In addition, we may from time to time purchase outstanding ETNs in the open market or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Accrued Tracking Fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Accrued Tracking Fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any early redemptions at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the ETNs or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest) — Selling Restrictions” in the accompanying prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to U.S. law relating to the validity of the ETNs have been passed upon for us by Sullivan & Cromwell LLP. Sullivan & Cromwell LLP has acted as special tax counsel to the Issuer.

ANNEX A

FORM OF OFFER FOR EARLY REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)
E-mail: list.etndesk@credit-suisse.com

Re:                      Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036 (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the amended and restated pricing supplement dated November 13, 2019, in the amounts and on the date set forth below. Terms not defined herein have the meanings given to such terms in the pricing supplement.

Name of beneficial holder:
[insert name of beneficial owner]

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs.

Number of ETNs offered for early redemption:

[insert number of ETNs offered to Credit Suisse for early redemption]

Where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Trading Day, the immediately following Trading Day will be the Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m., New York City time, the Redemption Valuation Date will be the next following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after May 6, 2036 or on any Trading Day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date.

Applicable Valuation Date:	, 20

Applicable Redemption Settlement Date:	, 20
[insert a date that is three business days following the applicable Redemption Valuation Date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Early Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

A-1

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the pricing supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Early Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable Redemption Valuation Date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Settlement Date. I also acknowledge that if this Offer for Early Redemption is received at or after 4:00 p.m., New York City time, on a Trading Day, I will be deemed to have made this Offer for Early Redemption on the following Trading Day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for early redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE PRIOR TO 4:00 P.M., NEW YORK CITY TIME, ON THE TRADING DAY IMMEDIATELY PRECEDING THE APPLICABLE REDEMPTION VALUATION DATE.

A-2

ANNEX B

BROKER’S CONFIRMATION OF EARLY REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:                      Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036 (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22539T290 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Settlement Date of                                 , with respect to the number of the ETNs indicated below as described in the amended and restated pricing supplement dated November 13, 2019 relating to the ETNs (the “pricing supplement”). Terms not defined herein have the meanings given to such terms in the pricing supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the Redemption Valuation Date, as the case may be, with respect to the number of ETNs specified below at a price per ETN equal to the Redemption Settlement Amount, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Settlement Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs. Number of ETNs offered for early redemption:

DTC # (and any relevant sub-account):

B-1

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 30, 2017

Credit Suisse AG
Senior Medium-Term Notes
Subordinated Medium-Term Notes

We may offer from time to time our medium-term notes, which may be senior or subordinated (collectively, the “notes”), directly or through any one of our branches.

The notes will bear interest, if any, at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

Investing in the notes may involve risks. See “Foreign Currency Risks” on page 43 of the accompanying prospectus, the risk factors we describe in the most recent combined Annual Report on Form 20-F of Credit Suisse Group AG and Credit Suisse AG incorporated by reference herein, including the risk factor relating to Swiss resolution proceedings and the impact on our creditors, and any additional risk factors we describe in future filings we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, that are incorporated by reference herein.

Unless otherwise provided in the applicable pricing supplement, we will sell the notes to the public at 100% of their principal amount. Unless otherwise provided in the applicable pricing supplement, we will receive between 99.875% and 99.250% of the proceeds from the sale of the senior notes and between 99.500% and 99.125% of the proceeds from the sale of the subordinated notes, after paying the distributors’ commissions or discounts of between 0.125% and 0.750% for senior notes and between 0.500% and 0.875% for subordinated notes; provided that, commissions with respect to notes with a stated maturity of more than thirty years from date of issue will be negotiated at the time of sale.

These notes may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse AG. Because of this relationship, Credit Suisse Securities (USA) LLC would have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Unless otherwise provided in the applicable pricing supplement, the notes will not have the benefit of any agency or governmental guarantee.

Credit Suisse

The date of this prospectus supplement is June 30, 2017.

DESCRIPTION OF NOTES

General

The notes will be direct and unsecured, senior or subordinated, obligations of Credit Suisse AG (Credit Suisse). At our option, we may issue senior notes or subordinated notes. We will issue the senior notes under a senior indenture, dated as of March 29, 2007, as supplemented by a second supplemental indenture, dated as of March 25, 2009, in each case between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York) (together, the “senior indenture”), and we will issue the subordinated notes under a subordinated indenture, dated as of March 29, 2007, as supplemented by a sixth supplemental indenture, dated as of March 25, 2009, in each case between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York) (together, the “subordinated indenture,” and together with the senior indenture, the “indentures”). The indentures may be further amended or supplemented from time to time. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities, the senior debt securities or the subordinated debt securities) supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description.

The following summaries of certain provisions of the indentures do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable indenture, including the definitions in the applicable indenture of certain terms.

The senior notes will constitute a single series of senior notes under the senior indenture. The subordinated notes will constitute a single series of subordinated notes under the subordinated indenture. The indentures do not limit the amount of senior notes, subordinated notes or other debt securities that we may issue under the indentures.

We will use the accompanying prospectus, this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of the notes.

The pricing supplement relating to a note will describe the following terms:

•         the branch, if any, through which we are issuing the notes;

•         the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated note and the specified currency);

•         if the note bears interest, whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described in the accompanying prospectus));

•         if the note is a fixed rate note, the interest rate and interest payment dates;

•         if the note is a floating rate note, the interest rate basis (or bases), the initial interest rate, the interest reset dates, the interest reset period, the interest payment dates, the index maturity, if any, the spread and/or spread multiplier, if any (each as defined in the accompanying prospectus), the maximum interest rate and minimum interest rate, if any; the index currency, if any, and any other terms relating to the particular method of calculating the interest rate for that note;

•         whether the note is senior or subordinated and, if not specified, the note will be senior;

•         the issue price;

•         the issue date;

•         the maturity date, if any, and whether we can extend the maturity of a note;

•         if the note is an indexed note (as defined in the accompanying prospectus), the terms relating to the particular note;

•         if the note is a dual currency note (as defined in the accompanying prospectus), the terms relating to the particular note;

•         if the note is a renewable note (as defined in the accompanying prospectus), the terms relating to the particular note;

•         if the note is a short-term note (as defined in the accompanying prospectus), the terms relating to the particular note;

•         if the note is an amortizing note (as defined in the accompanying prospectus), the amortization schedule and any other terms relating to the particular note;

•         whether the note is an original issue discount note (as defined in the accompanying prospectus);

•         whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under “Description of Debt Securities—Redemption at the Option of the Relevant Issuer” and “Description of Debt Securities—Repayment at the Option of the Holders; Repurchase” in the accompanying prospectus and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

•         whether we may be required to pay “additional amounts” in respect of payments on the notes as described under “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus and whether the notes may be redeemed at our option as described under “Description of Debt Securities—Tax Redemption” in the accompanying prospectus;

•         any relevant tax consequences associated with the terms of the notes that have not been described under “Taxation” in the accompanying prospectus; and

•         any other terms not inconsistent with the provisions of the applicable indenture.

Subject to the additional restrictions described under “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency” in the accompanying prospectus, each note will mature on a day specified in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

We are offering the notes on a continuing basis in denominations of $2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency” in the accompanying prospectus.

Interest and Interest Rates

Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

•         a fixed rate specified in the applicable pricing supplement; or

•         a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier. Any floating rate note may also have either or both of the following:

•         a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

•         a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application.

Unless otherwise specified in the applicable pricing supplement for a fixed rate note, in the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. Credit Suisse will not pay any additional interest as a result of the delay in payment.

Unless otherwise specified in the applicable pricing supplement for a floating rate note, if an interest payment date (other than the maturity date, but including any redemption date or repayment date) would fall on a day that is not a business day (as defined in the accompanying prospectus), such interest payment date (or redemption date or repayment date) will be the following day that is a business day, and interest shall accrue to, and be payable on, such following business day, except that if the interest rate basis is LIBOR and such business day falls in the next calendar month, the interest payment date (or redemption date or repayment date) will be the immediately preceding day that is a business day and interest shall accrue to, and be payable on, such preceding business day.

Unless otherwise specified in the applicable pricing supplement for a floating rate note, if the maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding business day with the same force and effect as if made on the date such payment was due, and interest shall not accrue and be payable with respect to such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.

Subordination

Unless otherwise specified in the applicable pricing supplement, the subordinated notes will be direct, unconditional, unsecured and subordinated obligations of Credit Suisse. In the event of any dissolution, liquidation or winding-up of Credit Suisse, in bankruptcy or otherwise, the payment of principal and interest on the subordinated notes will be subordinated to the prior payment in full of all of Credit Suisse’s present and future unsubordinated creditors but not further or otherwise.

Credit Suisse may not create or permit to exist any pledge or other security interest over Credit Suisse’s assets to secure Credit Suisse’s obligations in respect of any subordinated notes.

Subject to applicable law, no holder of subordinated notes shall be entitled to exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Credit Suisse or by the branch through which it has issued the subordinated notes, arising under or in connection with a tranche of subordinated notes and each holder shall, by virtue of being a holder of such notes, be deemed to have waived all such rights of set-off, compensation or retention.

Currency Indemnity

If the notes are denominated in U.S. dollars, the U.S. dollar will be the sole currency of account and payment for all sums payable by Credit Suisse under or in connection with such notes, including damages. Any amount received or recovered in a currency other than the U.S. dollar by any holder in respect of any sum expressed to be due to it from Credit Suisse shall only constitute a discharge to Credit Suisse to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any such note, Credit Suisse shall indemnify it against any resulting loss sustained by the recipient. In any event, Credit Suisse shall indemnify the recipient against the cost of making any such purchase. For the purposes of this condition, it will be sufficient for a holder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from Credit Suisse’s other obligations, shall be subordinated to the claims of Credit Suisse’s unsubordinated creditors to the same extent as the notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of the notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the notes or any other judgment or order.

Governing Law

The notes and the indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of the subordinated indenture and notes, the subordination provisions thereof, which will be governed by Swiss law.

Other Provisions; Addenda

Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under “Other Provisions” on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Book-Entry, Delivery and Form

We will issue the notes in the form of one or more fully registered global certificates, or global notes. Unless we state otherwise in the applicable pricing supplement, we will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption “Description of Debt Securities—Book-Entry System,” book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

Unless we state otherwise in an applicable pricing supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

For a further description of procedures regarding global securities representing book-entry notes, we refer you to “Description of Debt Securities—Book-Entry System” in the accompanying prospectus.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the terms of a distribution agreement for senior notes dated May 7, 2007, as amended by Amendment No. 1 dated January 11, 2008, and a distribution agreement for subordinated notes dated March 25, 2009 (together, the “distribution agreements”), we are offering the applicable notes on a continuing basis through the distributors party thereto, including Credit Suisse Securities (USA) LLC, which we refer to as the distributors, which have agreed to use their reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the distributors with respect to a particular note, we will pay the relevant distributors a commission or discount ranging from 0.125% to 0.750% of the principal amount of each senior note and a commission or discount ranging from 0.500% to 0.875% of the principal amount of each subordinated note, depending on its maturity, sold through the relevant distributors. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The relevant distributors shall have the right, in their sole discretion, to reject any offer to purchase notes received by them, in whole or in part, that they reasonably consider to be unacceptable.

We also may sell notes to one or more distributors, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the relevant distributors and specified in the applicable pricing supplement. The relevant distributors may offer the notes they have purchased as principals to other dealers. The relevant distributors may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the relevant distributors from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the relevant distributors as principals will be purchased by the relevant distributors at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the relevant distributors to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly. We may also sell notes to one or more banks, acting as agents for their customers, in jurisdictions where we are permitted to do so. Unless otherwise indicated in the applicable pricing supplement, any note sold to a bank as agent for its customer will be sold at a price equal to 100% of the principal amount and we, or one of our affiliates, will pay such bank a commission equal to the commission applicable to a sale of a note of identical maturity through the distributors.

We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the senior or subordinated notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through the distributors pursuant to the distribution agreements.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Each purchaser of a note will arrange for payment as instructed by the distributors. The distributors are required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees will be approximately $600,000.

The distributors, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the distributors against liabilities under the Securities Act, or contribute to payments that the distributors may be required to make in that respect. We have also agreed to reimburse the distributors for certain expenses.

No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse Securities (USA) LLC intends to make a market in the notes, as permitted by applicable laws and regulations. Credit Suisse Securities (USA) LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market- making activities at any time without notice, at its sole discretion.

Conflicts of Interest

Credit Suisse Securities (USA) LLC, one of our wholly-owned subsidiaries, is a distributor for offers and sales of the notes and any offering of notes in which it participates will be conducted in accordance with the applicable provisions of FINRA Rule 5121. No broker-dealer will confirm initial sales to any accounts over which it exercises discretionary authority without first receiving a written consent from the holders of those accounts. We refer you to “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in the accompanying prospectus.

In the ordinary course of business, certain of the distributors and their affiliates have provided and may in the future provide financial advisory, investment banking and general financing and banking services and other transactions for us and our affiliates for customary fees.

None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion.

We have agreed to indemnify the distributors against liabilities under the Securities Act, or contribute to payments that the distributors may be required to make in that respect.

In connection with the offering, the distributors may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•         Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•         Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of notes the distributors are obligated to purchase, which creates a syndicate short position.

•         Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•         Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant tranche of notes is made and, if commenced, may be discontinued at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant tranche of notes and 60 days after the date of the allotment of the relevant tranche of notes.

No action has been or will be taken by us or the distributors that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreements.

Concurrently with the offering of the notes through the distributors as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus.

Selling Restrictions

In relation to each Member State of the European Economic Area, each underwriter, agent or dealer will represent, warrant and agree that it has not made and it will not make an offer of notes that are the subject of the offering contemplated by this prospectus supplement as contemplated by the final terms in relation thereto to the public in that Member State except that it may make an offer of such notes to the public in the Member State:

(a)         if the final terms in relation to the notes specify that an offer of those notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such notes that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable and the issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)         at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(c)          at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters, agents or dealers nominated by the relevant issuer for any such offer; or

(d)         at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (b) to (d) above shall require the relevant issuer or any underwriter, agent or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Member State.

This restriction is in addition to any other selling restrictions set out below.

In addition, each underwriter, agent or dealer will represent, warrant and agree that:

a)             the notes (i) may not be offered, advertised or otherwise distributed, directly or indirectly, in or from Switzerland, except (A) in the case of notes that constitute structured products within the meaning of the Swiss Federal Act on Collective Investment Schemes, as amended (the “CISA”), to qualified investors as defined in article 10 of the CISA, (B) in the case of notes that constitute investment fund units or a participation in another collective investment scheme within the meaning of the CISA, to qualified investors as defined in article 10(3)(a) or 10(3)(b), and (C) in the case of notes that constitute neither structured products nor a participation in a collective investment scheme, on a private placement basis to a finite number of hand-picked potential investors who are approached on an individual basis and (ii) will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus as such term is defined in the CISA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, Credit Suisse or Credit Suisse Group AG or the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Market Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority;

b)             (i) neither this prospectus (including any amendment, supplement or replacement thereto) nor any of the offering material relating to the offering of the notes has been submitted to the clearance procedures or approved by the French Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the French Autorité des marchés financiers and to the relevant issuer and (ii) it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not released, issued, distributed or caused to be released, issued or distributed and will not release, issue, distribute or cause to be released, issued or distributed, to the public in France this prospectus supplement or any other offering material relating to the notes, and that such offers, sales and distributions have been and shall only be made in France:

i.                  to qualified investors (investisseurs qualifiés), other than individuals, and/or to a restricted circle of investors (cercle restreint d’investisseurs), other than individuals, in each case investing for their own account, all as defined in, and in accordance with articles L. 411-2, D. 411-1, D. 411-4, D. 734-1, D. 744- 1, D. 754.1 and D. 764-1 of the French Code monétaire et financier;

ii.               to investment services providers authorized to engage in portfolio management on behalf of third parties (personnes fournissant le service de gestion de portefeuille pour compte de tiers); or

iii.            in a transaction that, in accordance with article L. 411- 2-I or I bis of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés Financiers, does not constitute a public offer.

The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

c)              in relation to any notes that have a maturity of less than one year, it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the issuer;

d)             it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the relevant issuer;

e)              it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom;

f)               the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. Each underwriter or agent has represented and agreed that it has not offered or sold, and will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

g)              the notes have not been offered or sold, and will not be offered or sold, in Hong Kong, by means of any document, any notes, except for notes that are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”), other than (i) to “professional investors” within the meaning of the SFO and any rules made thereunder, or (ii) in circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”) or (iii) in other circumstances that do not constitute an offer to the public within the meaning of the CO; and it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of

Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder;

h)             this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

i.                  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

ii.               a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

1)             to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2)             where no consideration is or will be given for the transfer;

3)             where the transfer is by operation of law;

4)             as specified in Section 276(7) of the SFA; or

5)             as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

i)                 this prospectus has not been and will not be circulated or distributed in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan, the “PRC”), and the notes have not been offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC, or to any person for re-offering or re-sale, directly or indirectly, to any resident of the PRC, except pursuant to applicable laws and regulations of the PRC;

j)                no prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia (the “Corporations Act”)) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the Australian securities exchange operated by ASX Limited (“ASX Limited”).

Each underwriter and agent, severally and not jointly, represents and agrees that (unless a prospectus supplement or pricing supplement otherwise provides) it:

i.                  has not offered, and will not offer for issue or sale and has not invited, and will not invite applications for issue, or offers to purchase, the notes in Australia (including an offer or invitation that is received by a person in Australia); and

ii.               has not distributed or published, and will not distribute or publish, any draft, preliminary or definitive prospectus, supplement, advertisement or any other offering material relating to the notes in Australia, unless:

1)             the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies but, in either case, disregarding moneys lent by the offeror or its associates);

2)             the offer or invitation otherwise does not require disclosure to investors under Parts 6D.2 or 7.9 of the Corporations Act;

3)             the offer does not constitute an offer to a “retail client” for the purposes of section 761G of the Corporations Act;

4)             such action complies with all applicable laws, regulations and directives (including, without limitation, the licensing requirements of Chapter 7 of the Corporations Act); and

5)             such action does not require any document to be lodged with ASIC or ASX or any other authority.

Section 708(19) of the Corporations Act provides that an offer of debentures for issue or sale does not need disclosure to investors under Part 6D.2 of the Corporations Act if the issuer is an Australian ADI (as defined in the Corporations Act). As at the date of this prospectus supplement Credit Suisse AG is an Australian ADI.

In addition, in the event that an Australian branch of Credit Suisse (the “Australian Issuer”) issues notes (the “Australian notes”), each underwriter may be required to agree to offer the Australian notes in a particular manner in order to allow payments of interest, or amounts in the nature of interest, on the Australian notes to be exempt from Australian interest withholding tax (“IWT”) under section 128F of the Income Tax Assessment Act of 1936 (“36 Act”) of Australia (“Public Offer Test”) and to give certain representations and warranties in favor of the issuer in this regard. Certain “associates” (within the meaning of section 128F(9) of the 36 Act) of the Australian Issuer should not purchase Australian notes as, not only would the Public Offer Test not provide an exemption from IWT for those associates, but it could also result in the entire issue failing the Public Offer Test such that no holder of Australian notes qualifies for an IWT exemption under the Public Offer Test;

k)             it has not offered or sold, and will not offer or sell, any notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of the notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver this prospectus supplement or any other offering material relating to the notes in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada;

l)                 the notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or the “CNBV”), and may not be offered or sold publicly, or otherwise be the subject of brokerage activities, in Mexico, except pursuant to the exemptions set forth under the Mexican Securities Market Law (Ley del Mercado de Valores). The information relating to the notes contained in this prospectus supplement or any accompanying prospectus or pricing supplement is exclusively the responsibility of Credit Suisse and has not been filed, reviewed or authorized by the CNBV. In making an investment decision, all investors, including any Mexican investors who may acquire notes from time to time, must rely on their own review and examination of the information contained in this prospectus supplement and any accompanying prospectus or pricing supplement; and

m)         the notes may not be offered or sold to or be held by any person resident for the purposes of the Income Tax (Guernsey) Law 1975 in the Islands of Guernsey, Alderney or Herm, Channel Islands.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

INCORPORATION BY REFERENCE

We file annual and current reports and other information with the SEC. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find More Information” on page 3 of the accompanying prospectus.

We incorporate by reference in this prospectus supplement our Current Reports on Form 6-K dated January 18, 2017 (containing the Media Release entitled “Credit Suisse reaches settlement with U.S. Department of Justice regarding legacy Residential Mortgage-Backed Securities matter”), February 14, 2017 (containing the Credit Suisse Earnings Release 4Q16), March 24, 2017 (containing the agenda for the annual general meeting), March 24, 2017 (containing the Credit Suisse Revised Earnings Release 4Q16), April 5, 2017, Two filings April 14, 2017, April 18, 2017 (containing an exhibit entitled “Update to the 2016 Compensation Report”), April 26, 2017 (containing the Media Release entitled “The Board of Directors of Credit Suisse Group AG proposes a share capital increase”), April 26, 2017 (containing the Credit Suisse Earnings Release 1Q17), April 28, 2017 (containing the Media Release entitled “Annual General Meeting of Credit Suisse Group AG: All Proposals Put Forward by the Board of Directors Approved”), May 4, 2017 (containing the Credit Suisse Financial Report 1Q17), May 18, 2017 (containing the Media Release entitled “Extraordinary General Meeting of Shareholders of Credit Suisse Group AG Approves Implementation of Capital Increase”), May 19, 2017 (containing the Media Release entitled “Scrip dividend for the financial year 2016 and share capital increase: Announcement of final terms and number of new Credit Suisse Group AG shares to be issued in connection with the scrip dividend and total number of new Credit Suisse Group AG shares to be issued in the share capital increase”), and the combined Annual Report on Form 20-F of Credit Suisse Group AG and us for the year ended December 31, 2016, in each case to the extent that such report expressly states that such report is incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus form a part. In addition, we incorporate by reference into the registration statement of which this prospectus supplement and accompanying prospectus form a part any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering of the notes is completed.

PROSPECTUS

$85,000,000,000

Credit Suisse Group AG
Debt Securities
Warrants
Guarantees

Credit Suisse AG
Debt Securities
Warrants
Guarantees

Credit Suisse (USA), Inc.
Certain Guaranteed Senior Debt Securities issued previously and further described herein

Credit Suisse Group AG (Credit Suisse Group) or Credit Suisse AG (Credit Suisse) (in each case, acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including debt convertible into or exchangeable for shares or American depositary shares of Credit Suisse Group (in the case of Credit Suisse Group only), securities of any entity unaffiliated with Credit Suisse Group or Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

In addition, Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell warrants or warrants in the form of subscription rights to purchase equity securities (in the case of Credit Suisse Group only) or debt securities of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group or Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

Credit Suisse Group and Credit Suisse have fully and unconditionally guaranteed all the obligations of Credit Suisse (USA), Inc. (Credit Suisse (USA)) under its guaranteed senior debt securities, or the Guaranteed Senior Debt Securities, further described in “Description of the Guaranteed Senior Debt Securities of Credit Suisse (USA)” and “Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA).” The obligations of Credit Suisse Group under its guarantee of these securities is subordinated as described in this prospectus.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will not list any of these securities on a securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse Group and Credit Suisse. Because of this relationship, Credit Suisse Securities (USA) LLC would have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest.” The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The debt securities of Credit Suisse Group and Credit Suisse are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Unless otherwise provided in the applicable prospectus supplement, the debt securities will not have the benefit of any agency or governmental guarantee.

Credit Suisse Group’s registered shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American depositary shares, on the New York Stock Exchange under the symbol “CS.” The last reported sale price of Credit Suisse Group’s shares on June 26, 2017 was CHF 13.49 and the last reported sale price of Credit Suisse Group’s American depositary shares on June 26, 2017 was USD 13.97.

Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

The date of this prospectus is June 30, 2017.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless the context otherwise requires and except as otherwise indicated:

•         except as described below, in this prospectus, the terms “we,” “our,” and “us” refer to Credit Suisse Group and its consolidated subsidiaries;

•         in the sections of this prospectus titled “Description of Debt Securities,” “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency” and “Foreign Currency Risks, “the terms “we,” “our,” and “us” refer to each of Credit Suisse Group and Credit Suisse, as applicable, as issuer of the debt securities;

•         in the section of this prospectus entitled “Description of Warrants,” the terms “we,” “our,” and “us” refer to Credit Suisse Group or Credit Suisse, as issuer of the securities described in that section; and

•         in the section of this prospectus entitled “Description of Shares,” the terms “we,” “our” and “us” refer to Credit Suisse Group, as issuer of the securities described in that section.

Credit Suisse Group’s and Credit Suisse’s consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Credit Suisse Group’s and Credit Suisse’s financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to “CHF,” we mean Swiss francs. When we refer to “USD” or “$,” we mean U.S. dollars. On June 23, 2017, the Swiss franc to U.S. dollar exchange rate was 0.9692 Swiss francs = 1 U.S. dollar.

As permitted by Rule 12h-5 under the Exchange Act, Credit Suisse (USA) no longer files reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act, Credit Suisse Group’s consolidated financial statements include condensed consolidating financial information for Credit Suisse (USA) in a footnote to those financial statements.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Credit Suisse Group is a holding company for financial services companies that is domiciled in Switzerland and Credit Suisse is a bank domiciled in Switzerland. Many of their directors and executive officers, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers or have any of them appear in a U.S. court. We have been advised by Homburger AG, Swiss counsel to Credit Suisse Group and Credit Suisse that, due to the lack of reciprocal legislation between Switzerland and the United States, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

Credit Suisse Group and Credit Suisse file periodic reports and other information with the SEC. You may read and copy any document Credit Suisse Group or Credit Suisse files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Credit Suisse Group or Credit Suisse may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

The SEC allows Credit Suisse Group and Credit Suisse to “incorporate by reference” the information they file with the SEC, which means that Credit Suisse Group and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group and Credit Suisse file later with the SEC and which is incorporated by reference will automatically update and supersede this information.

Credit Suisse Group and Credit Suisse filed their combined Annual Report on Form 20-F for the financial year ended December 31, 2016 (the “2016 20-F”) with the SEC on March 24, 2017. Credit Suisse Group and Credit Suisse are incorporating the 2016 20-F by reference into this prospectus. Credit Suisse Group and Credit Suisse further incorporate by reference their Current Reports on Form 6-K dated January 18, 2017 (containing the Media Release entitled “Credit Suisse reaches settlement with U.S. Department of Justice regarding legacy Residential Mortgage-Backed Securities matter”), February 14, 2017 (containing the Credit Suisse Earnings Release 4Q16), March 24, 2017 (containing the agenda for the annual general meeting), March 24, 2017 (containing the Credit Suisse Revised Earnings Release 4Q16), April 5, 2017, Two filings April 14, 2017, April 18, 2017 (containing an exhibit entitled “Update to the 2016 Compensation Report”), April 26, 2017 (containing the Media Release entitled “The Board of Directors of Credit Suisse Group AG proposes a share capital increase”), April 26, 2017 (containing the Credit Suisse Earnings Release 1Q17), April 28, 2017 (containing the Media Release entitled “Annual General Meeting of Credit Suisse Group AG: All Proposals Put Forward by the Board of Directors Approved”), May 4, 2017 (containing the Credit Suisse Financial Report 1Q17), May 18, 2017 (containing the Media Release entitled “Extraordinary General Meeting of Shareholders of Credit Suisse Group AG Approves Implementation of Capital Increase”) and May 19, 2017 (containing the Media Release entitled “Scrip dividend for the financial year 2016 and share capital increase: Announcement of final terms and number of new Credit Suisse Group AG shares to be issued in connection with the scrip dividend and total number of new Credit Suisse Group AG shares to be issued in the share capital increase”), in each case to the extent that such report expressly states that such report is incorporated by reference into the registration statement of which this prospectus forms a part.

In addition, Credit Suisse Group and Credit Suisse incorporate by reference into the registration statement of which this prospectus forms a part all documents that Credit Suisse Group and Credit Suisse file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, only to the extent designated therein, any Current Reports on Form 6-K of Credit Suisse Group and Credit Suisse filed with, but not furnished to, the SEC by Credit Suisse Group and Credit Suisse after the date of the registration statement of which this prospectus forms a part.

You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group or Credit Suisse at their principal executive offices at the following address:

Credit Suisse Group AG	Credit Suisse AG
Paradeplatz 8	Paradeplatz 8
CH 8001 Zurich, Switzerland	CH 8001 Zurich, Switzerland
Attention: Investor Relations	Attention: Investor Relations
+41 44 212 1616	+41 44 333 1111

Internet: https://www.credit-suisse.com/investors
We are not incorporating the contents of the website into this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus contain statements that constitute forward-looking statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•         our plans, objectives or goals;

•         our future economic performance or prospects;

•         the potential effect on our future performance of certain contingencies; and

•         assumptions underlying any such statements.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•         the ability to maintain sufficient liquidity and access capital markets;

•         market volatility and interest rate fluctuations and developments affecting interest rate levels;

•         the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations, in particular the risk of continued slow economic recovery or downturn in the US or other developed countries or in emerging markets in 2017 and beyond;

•         the direct and indirect impacts of deterioration or slow recovery in residential and commercial real estate markets;

•         adverse rating actions by credit rating agencies in respect of us, sovereign issuers, structured credit products or other credit-related exposures;

•         the ability to achieve our strategic objectives, including cost efficiency, net new asset, pre-tax income/(loss), capital ratios and return on regulatory capital, leverage exposure threshold, risk-weighted assets threshold and other targets and ambitions;

•         the ability of counterparties to meet their obligations to us;

•         the effects of, and changes in, fiscal, monetary, exchange rate trade and tax policies, as well as currency fluctuations;

•         political and social developments, including war, civil unrest or terrorist activity;

•         the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

•         operational factors such as systems failure, human error, or the failure to implement procedures properly;

•         the risk of cyberattacks on our business or operations;

•         actions taken by regulators with respect to our business and practices and possible resulting changes to our business organization practices and policies in countries in which we conduct our operations;

•         the effects of changes in laws, regulations or accounting policies or practices in countries in which we conduct our operations;

•         the potential effects of proposed changes in our legal entity structure;

•         competition or changes in our competitive position in geographic and business areas in which we conduct our operations;

•         the ability to retain and recruit qualified personnel;

•         the ability to maintain our reputation and promote our brand;

•         the ability to increase market share and control expenses;

•         technological changes;

•         the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

•         acquisitions, including the ability to integrate acquired businesses successfully, and divestitures, including the ability to sell non-core assets;

•         the adverse resolution of litigation, regulatory proceedings, and other contingencies; and

other unforeseen or unexpected events and our success at managing these and the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exclusive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in the 2016 20-F, and subsequent annual reports on Form 20-F filed by Credit Suisse Group and Credit Suisse with the SEC; Credit Suisse Group’s and Credit Suisse’s Current Reports on Form 6-K filed with the SEC; and any risk factors relating to Credit Suisse Group and Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

USE OF PROCEEDS

Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group or Credit Suisse for general corporate purposes, including refinancing existing indebtedness. We may also invest the net proceeds temporarily in short-term securities. With the exception of certain situations described in more detail in the applicable prospectus supplement, the net proceeds will be applied exclusively outside Switzerland unless Swiss tax laws allow such usage in Switzerland without triggering Swiss withholding tax on interest payments on debt instruments.

None of Credit Suisse Group, Credit Suisse or Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Guaranteed Senior Debt Securities of Credit Suisse (USA). All offers and sales of these securities will be for the accounts of the broker-dealer subsidiaries of Credit Suisse Group in connection with market-making transactions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Credit Suisse Group’s and Credit Suisse’s ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31,	Year Ended December 31,
	2017	2016		2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group	1.25	0.76		0.75	1.27	1.26	1.11
Credit Suisse	—	0.72	(2)	0.70	1.22	1.23	1.08

(1)         For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, non-controlling interests and cumulative effect of accounting changes less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

(2)         The ratio of earnings to fixed charges for Credit Suisse for the year ended December 31, 2016 would have been 0.74, reflecting the transfers, during the three months ended March 31, 2017, of the equity stakes in Neue Aargauer Bank AG, BANK-now AG and Swisscard AECS GmbH previously held by Credit Suisse Group to Credit Suisse (Schweiz) AG, which is a wholly owned subsidiary of Credit Suisse.

CAPITALIZATION AND INDEBTEDNESS

The tables below show the consolidated capitalization and indebtedness of Credit Suisse Group and Credit Suisse as of December 31, 2016 and Credit Suisse Group as of March 31, 2017. You should read these tables along with our consolidated financial statements and other financial information, which are included in the documents incorporated by reference in this prospectus.

	As of December 31, 2016
	Credit Suisse Group	Credit Suisse	Credit Suisse(1)
	(in CHF millions)
Debt:
Short-term borrowings	15,385	15,385	15,385
Long-term debt	193,315	187,325	192,495
All other liabilities	568,850	557,861	570,327
Total Liabilities	777,550	760,571	778,207
Equity:
Shareholders’ Equity
Common shares	84	4,400	—
Additional paid-in capital	32,131	40,700	—
Retained earnings	25,954	8,833	—
Accumulated other comprehensive income/(loss)	(16,272)	(13,251)	—
Total shareholders’ equity	41,897	40,682	42,734
Noncontrolling interests	414	1,069	1,021
Total Equity	42,311	41,751	43,755
Total capitalization and indebtedness	819,861	802,322	814,095

(1)         Reflects the transfer, during the three months ended March 31, 20l7, of the equity stakes in Neue Aargauer Bank AG, BANK-now AG and Swisscard AECS GmbH previously held by Credit Suisse Group to Credit Suisse (Schweiz) AG, which is a wholly owned subsidiary of Credit Suisse.

As of March 31, 2017
Credit Suisse Group
(in CHF millions)
Debt:
Short-term borrowings	13,784
Long-term debt	187,321
All other liabilities	568,795
Total liabilities	769,900
Equity:
Shareholders’ Equity:
Common shares	84
Additional paid-in capital	32,388
Retained earnings	26,552
Treasury shares, at cost	(99)
Accumulated other comprehensive income/(loss)	(17,223)
Total shareholders’ equity	41,702
Noncontrolling interests	377
Total Equity	42,079
Total capitalization and indebtedness	811,979

CREDIT SUISSE GROUP

Credit Suisse Group is a holding company for financial services companies and is domiciled in Switzerland. Its activities are operated and managed in six reportable segments: Swiss Universal Bank, International Wealth Management, Asia Pacific, Global Markets, Investment Banking & Capital Markets and Strategic Resolution Unit.

Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SIX Swiss Exchange and, in the form of American depositary shares, on the New York Stock Exchange. Credit Suisse Group’s registered head office is located at Paradeplatz 8, CH 8001 Zurich, Switzerland, and its telephone number is +41-44-212-1616.

Credit Suisse Group may act through any of its branches in connection with the debt securities and warrants as described in this prospectus and the applicable prospectus supplement.

CREDIT SUISSE

Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH 8001 Zurich, Switzerland, and its telephone number is +41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the debt securities and warrants as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1986 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, Les Echelons, South Esplanade, St. Peter Port, Guernsey GY1 3ZQ, Channel Islands, and its telephone number is +44-1481-724-569.

Credit Suisse, London branch, was established in 1993 in England and Wales, and is, among other things, a vehicle for various funding activities of Credit Suisse. The London branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The London branch is located at One Cabot Square, London, E14 4QJ, United Kingdom, and its telephone number is +44-20-7888-8888.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

CREDIT SUISSE (USA)

Credit Suisse (USA) is a holding company for financial services companies. Credit Suisse (USA) is an indirect wholly-owned subsidiary of Credit Suisse Group. Credit Suisse (USA)’s principal executive office is in New York. Credit Suisse (USA)’s principal subsidiary is Credit Suisse Securities (USA) LLC, Credit Suisse Group’s principal U.S. registered broker-dealer subsidiary.

The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group or Credit Suisse, directly or through one of its branches pursuant to this prospectus (each referred to in this section as a “relevant issuer”). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that the relevant issuer issues and, in each case, the trustee authenticates and delivers under the applicable indenture.

Credit Suisse Group may issue senior debt securities or subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Convertible or exchangeable debt securities of Credit Suisse Group may be converted or exchanged into or for shares or American depositary shares of Credit Suisse Group. Credit Suisse may issue senior debt securities, subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Any convertible or exchangeable debt securities issued by Credit Suisse will not be convertible or exchangeable into or for shares of Credit Suisse Group or Credit Suisse. Senior debt securities or subordinated debt securities of Credit Suisse Group will be issued in one or more series under the senior indenture or the subordinated indenture between Credit Suisse Group and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee. Senior debt securities or subordinated debt securities of Credit Suisse will be issued in one or more series under the senior indenture or subordinated indenture between Credit Suisse and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee. The senior indentures and the subordinated indentures of Credit Suisse Group and Credit Suisse have each been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In this section, we sometimes refer to these indentures collectively, as amended or supplemented from time to time, as the “indentures.” This section of the prospectus briefly outlines the provisions of the indentures related to the debt securities. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indentures for provisions that may be important to you.

Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group’s and Credit Suisse’s subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group and Credit Suisse, as the case may be.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the relevant issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer.

Issuances in Series

The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the relevant issuer.

The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:

•         the issue date;

•         whether the debt securities are issued by Credit Suisse Group or Credit Suisse;

•         whether the debt securities are senior or subordinated;

•         the total principal amount of the debt securities;

•         the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued below their principal amount by more than a statutory de minimis amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);

•         the date or dates on which principal will be payable, whether the debt securities will be payable on demand by the holders on any date, and whether we can extend the maturity date of the debt securities;

•         the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to:

•         whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

•         if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

•         if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

•         the interest payment dates;

•         whether any sinking fund is required;

•         optional or mandatory redemption terms;

•         authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

•         the terms on which holders of the debt securities issued by Credit Suisse Group may or are required to exercise, convert or exchange these securities into or for securities of Credit Suisse Group or securities of one or more other entities and any specific terms relating to the exercise, conversion or exchange feature;

•         the terms on which holders of the debt securities issued by Credit Suisse may or are required to exercise, convert or exchange these securities into or for securities of one or more other entities other than Credit Suisse Group and Credit Suisse and any specific terms relating to the exercise, conversion or exchange feature;

•         the currency or currency unit in which the debt securities will be denominated and, if different, the currency or currency unit in which payments of principal, premium or interest will be payable, if the specified currency is other than U.S. dollars, and any other terms relating to the debt securities denominated in a foreign currency and the specified currency;

•         whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•         information describing any book-entry features;

•         whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

•         selling restrictions applicable to any series of debt securities, if any;

•         the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

•         any other terms consistent with the above.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise provided in the applicable prospectus supplement, in the event that the maturity date of any series of debt securities is not a business day, principal and interest payable at maturity will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due, except that the relevant issuer will not pay any additional interest as a result of the delay in payment except as otherwise provided under “—Payment of Additional Amounts.” Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date, maturity date or redemption or repayment date, if any, as the case may be.

Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

•         if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

•         interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as such law may be modified by any applicable United States law of general application.

The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

Fixed Rate Notes

Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.

Floating Rate Notes

Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

•         whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

•         the interest rate basis or bases;

•         initial interest rate;

•         interest reset dates;

•         interest reset period;

•         interest payment dates;

•         index maturity, if any;

•         maximum interest rate and minimum interest rate, if any;

•         the spread and/or spread multiplier, if any; and

•         if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

The interest rate borne by the floating rate notes will be determined as follows:

•         Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•         plus or minus the applicable spread, if any; and/or

•         multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•         plus or minus the applicable spread, if any; and/or

•         multiplied by the applicable spread multiplier, if any.

Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

•         the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

•         the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

•         minus the rate determined by reference to the interest rate basis or bases;

•         plus or minus the applicable spread, if any; and/or

•         multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

•         if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

•         if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

•         the Commercial Paper rate;

•         the Federal Funds rate/Federal Funds open rate;

•         LIBOR;

•         the Prime rate;

•         the Treasury rate; or

•         any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

The “spread” is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The “index maturity” is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:

•         daily, each business day;

•         weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

•         monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

•         quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

•         semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•         annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The term “business day” means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The

City of New York and any other place of payment with respect to the applicable series of debt securities and:

•         with respect to LIBOR notes, “business day” will also include a London business day;

•         with respect to any series of debt securities denominated in euros, “business day” will also include any day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open;

•         with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, “business day” will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency;

•         “London business day” means any day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

•         daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

•         quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

•         semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•         annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if any interest payment date for any floating rate note (other than the maturity date, but including any redemption date or repayment date) would otherwise be a day that is not a business day, that interest payment date or redemption date or repayment date will be the next succeeding day that is a business day and interest shall accrue to, and be payable on, such following business day, except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date or redemption date or repayment date will be the immediately preceding business day and interest shall accrue to, and be payable on, such preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.

The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned in accordance with the schedule set out by the U.S. Treasury; provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.

Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York Mellon, formerly known as The Bank of New York, will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the “calculation date,” where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

Commercial Paper Rate Notes. Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, “Commercial Paper rate” means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading “Commercial Paper—Non-financial.” In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading “Commercial Paper—Non-financial” (with an index maturity of one month, two months or three months being deemed to be equivalent to an index maturity of 30 days, 60 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date, the rate is not yet available in either H.15(519) or H.15 daily update, the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the dealers selected as aforesaid by us or the calculation agent, as applicable, are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

“Money market yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which interest is being calculated.

Federal Funds Rate Notes/Federal Funds Open Rate Notes. Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds rate” means, with respect to any interest determination date relating to a Federal Funds rate note, the rate applicable to such date for Federal Funds opposite the caption “Federal funds (effective),” as displayed on Reuters on page 118 (or any page which may replace such page on such service) under the heading “EFFECT” on the business day immediately following such interest determination date. If such rate is not so published by 3:00 p.m., New York City time, on the business day immediately following such interest determination date, the Federal Funds rate will be the rate applicable to such interest determination date as published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) under the heading “Federal Funds (effective).” If that rate is not published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) by 4:15 p.m., New York City time, on the business day immediately following such interest determination date, the calculation agent will calculate the Federal Funds rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected as aforesaid by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds rate applicable to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds open rate” means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading “Federal Funds” opposite the caption “Open” as such rate is displayed on Reuters (or any successor service) on page 5 (or any page which may replace such page on such service) (“Reuters Page 5”). In the event that on any interest determination date no reported rate appears on Reuters Page 5 by 3:00 p.m., New York City time, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on Reuters Page 5 or the FFPREBON Index page on Bloomberg or another recognized electronic source by 3 p.m., New York City time, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

LIBOR Notes. LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine “LIBOR” for each interest reset date as follows:

•         With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the “reported rate”). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph;

•         With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal

London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected and identified by us or the calculation agent (after consultation with us), as applicable, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by us or the calculation agent (after consultation with us), as applicable; provided, however, that if fewer than three reference banks so selected by us or the calculation agent, as applicable, are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

“Index currency” means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means the display on page LIBOR01 (or any other page specified in the applicable prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

Unless otherwise specified in the applicable prospectus supplement, “principal financial center” means the principal financial center of the country of the specified currency or specified index currency, as applicable, except that with respect to U.S. dollars and euro, the principal financial center shall be New York City and Brussels, respectively.

Prime Rate Notes. Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, “Prime rate” means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption “Bank Prime Loan.” If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected and identified by us or by the calculation agent (after consultation with us), as applicable, from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York quoted by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected and identified by us or the calculation agent (after consultation with us), as applicable, to quote prime rates. “Reuters Screen USPRIME1 Page” means the display designated as the “USPRIME1” page on Reuters (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes. Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Treasury rate” means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills (Secondary Market).” In the event such rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on such calculation date, the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected and identified by us or by the calculation agent (after consultation with us), as applicable, for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by us or the calculation agent, as applicable, are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

The term “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Indexed Notes

The relevant issuer may offer from time to time indexed notes, the return on which is linked to the performance of one or more underlyings or a basket of such underlyings. We will refer generally to each index, exchange-traded fund, equity security of an issuer, exchange rate, commodity, commodity futures contract or any other market measure or reference asset as an “underlying.” The one or more underlyings or the basket to which the securities may be linked will be specified in the applicable prospectus supplement, along with any terms applicable to such indexed note.

An investment in indexed notes has significant risks, and has risks and characteristics not associated with conventional debt securities. The applicable prospectus supplement will specify the risks and characteristics associated with the indexed notes and describe the circumstances in which you could lose some or all of your investment.

Dual Currency Notes

Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.

If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to “Foreign Currency Risks.”

Renewable Notes

The relevant issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.

Short-Term Notes

The relevant issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

The applicable prospectus supplement will indicate whether the relevant issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the relevant issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.

Amortizing Notes

Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The relevant issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.

Original Issue Discount Notes

The relevant issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Certain original issue discount notes may not be treated as having original issue discount for U.S. federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. We refer you to “Taxation—United States Taxation.”

Redemption at the Option of the Relevant Issuer

Unless otherwise provided in the applicable prospectus supplement, the relevant issuer cannot redeem debt securities prior to maturity. The relevant issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the relevant issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption, unless otherwise provided in the applicable prospectus supplement, and in accordance with the provisions of the applicable indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under “—Original Issue Discount Notes.”

Debt securities denominated in a foreign currency may be subject to different restrictions on redemption. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.”

Repayment at the Option of the Holders; Repurchase

Holders may require the relevant issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the relevant issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination specified in the applicable prospectus supplement), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the relevant issuer to repay a debt security prior to maturity must deliver the debt security, together with the form “Option to Elect Repayment” properly completed, to the trustee at its corporate trust office

(or any other address that the relevant issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under “—Original Issue Discount Notes” Notwithstanding the foregoing, the relevant issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.

Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner’s interest in the global security or securities representing the related book-entry debt securities, on the depositary’s records, to the trustee. We refer you to “—Book-Entry System.” Debt securities denominated in a foreign currency may be subject to different restrictions on repayment. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.” The relevant issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the relevant issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

If specifically provided by the applicable prospectus supplement, the relevant issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days’ notice, unless otherwise provided in the applicable prospectus supplement, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will become obligated to pay additional interest on such series of debt securities as described under “—Payment of Additional Amounts” below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the relevant issuer taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant issuer will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the relevant issuer has or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

If specifically provided by the applicable prospectus supplement, the relevant issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities as may be necessary so that every net payment on such series of debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.

Switzerland

All payments of principal and interest in respect of the debt securities shall be made by the relevant issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer to any such holder for or on account of:

  (i)  any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

 (ii)  any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

(iii)  any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant debt security pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council on December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system pursuant to which a person in Switzerland other than the issuer is required to withhold tax on any interest payments; or

(iv)  if Credit Suisse Group or Credit Suisse, in either case, acting through its Zurich head office, is the relevant issuer, any such taxes imposed in respect of the relevant debt security pursuant to the Swiss Federal Withholding Tax Code of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965);

 (v)  any withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

(vi)  any combination of two or more items (i) through (v) above.

“Relevant Date” as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.

United States

If the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch (or in the case of Credit Suisse, through its Cayman branch), all payments of principal and interest in respect of the debt securities shall be made by the relevant issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges, each in the nature of a tax, imposed, levied, collected, withheld or assessed by the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer to any such holder for or on account of:

     (i)   any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder’s past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

    (ii)   any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

  (iii)   any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

  (iv)   any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

   (v)   any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

  (vi)   any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

 (vii)   any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the relevant issuer’s stock or that is a controlled foreign corporation (as defined in Section 957 of the Code) related to the relevant issuer through stock ownership;

(viii)  any such taxes, duties, assessments or other governmental charges required to be deducted or withheld from a payment or deemed payment that is treated as a “dividend equivalent” payment under the Code, Treasury regulations, or other law or official guidance of the United States;

(ix)      any such withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

(x)         any combination of two or more items (i) through (ix) above;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

U.S. Foreign Account Tax Compliance Act

Payments on the debt securities will be subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or described in any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto (collectively, “FATCA”).

Subordination

Unless otherwise specified in the applicable prospectus supplement, when the term “senior indebtedness” is used in the context of the subordinated debt securities, it means, with respect to an issuer:

•                  any money such entity has borrowed, including any senior debt securities issued under the relevant senior indenture;

•                  any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

•                  any letters of credit and acceptances made by banks on such entity’s behalf; and

•                  indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or any money owed to an entity’s subsidiaries.

The subordinated indentures provide that the relevant issuer cannot:

•                  make any payments of principal, premium or interest on the subordinated debt securities;

•                  acquire any subordinated debt securities; or

•                  defease any subordinated debt securities;

if

•                  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

•                  such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

If the relevant issuer is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of such entity’s assets. As a result, holders of subordinated debt securities may receive a smaller proportion of such entity’s assets in liquidation than holders of senior indebtedness. In such a situation, holders of the subordinated debt securities could lose all or part of their investment.

Even if the subordination provisions prevent the relevant issuer from making any payment when due on the subordinated debt securities, the relevant issuer will be in default on its obligations under the applicable subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against the relevant issuer, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer or any holder of subordinated debt securities.

There is no restriction on the amount of further debt securities that the relevant issuer may issue or guarantee which rank senior to or pari passu with the subordinated debt securities. The issue of any such further debt securities may reduce the amount that may be recovered by holders of subordinated debt securities in the event that the relevant issuer is wound up and/or may limit the ability of the relevant issuer to meet its obligations under the subordinated debt securities.

Consolidation, Merger or Sale

The relevant issuer will agree in the applicable indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person unless:

•                  it is the continuing person; or

•                  the successor expressly assumes by supplemental indenture its obligations under such indenture.

In either case, the relevant issuer will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

Credit Suisse or Credit Suisse Group may issue debt securities directly or through one or more branches and Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.

Modification of the Indentures

In general, rights and obligations of the relevant issuer and the holders under each applicable indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

•                  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

•                  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

•                  waive any payment default; or

•                  make any change to the amendment provisions of the applicable indenture.

However, other than in the circumstances mentioned above, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

In particular, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.

Covenants

The relevant issuer may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Events of Default

Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

•                  a default in payment of the principal or any premium on any debt security of that series when due;

•                  a default in payment of interest when due on any debt security of that series for 30 days;

•                  a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

•                  certain events of bankruptcy, insolvency or reorganization of the relevant issuer.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

Unless otherwise specified in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

•                  the entire principal of the debt securities of such series; or

•                  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the applicable indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Defeasance

The term defeasance means discharge from some or all of the obligations under the applicable indenture. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer’s option:

•                  the relevant issuer will be discharged from their respective obligations with respect to the debt securities of such series; or

•                  the relevant issuer will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

The relevant issuer must deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, such opinion must be based on a ruling received from or published by the U.S. Internal Revenue Service or on a change in applicable U.S. federal income tax law.

Information Concerning the Trustee for the Debt Securities

The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase Bank, N.A., in the case of senior and subordinated indentures with Credit Suisse Group), with its corporate trust office at 101 Barclay Street, Floor 8W, New York, New York 10286, will be the trustee for the debt securities. The trustee will be required to perform only those duties that are specifically set forth in the applicable indenture, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

The Bank of New York Mellon, formerly known as The Bank of New York, has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries’ and affiliates’ indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

The debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof, which will be governed by Swiss law.

Payment and Transfer

Unless otherwise provided for in the applicable prospectus supplement, the debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the applicable trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under “—Book-Entry System” below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

Unless other procedures are described in a prospectus supplement, and except as described under “—Book-Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither the relevant issuer nor the applicable trustee will impose any service charge for any transfer or exchange of a debt security. The relevant issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the relevant issuer’s instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if applicable) and the applicable trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the applicable indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, sociétéanonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities of a series are represented by global securities, the relevant issuer will pay principal of and interest and premium on those securities to, or as directed by, DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the relevant issuer nor the applicable trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, the relevant issuer will make payments of principal and any interest in the foreign currency in which the debt securities are denominated, or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

•                  As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•                  As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Deutsche Börse AG. The shareholders of this entity are banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including U.S. dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•                  As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not

Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•                  transfers of securities and cash within Euroclear;

•                  withdrawal of securities and cash from Euroclear; and

•                  receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:

•                  the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

•                  the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

•                  the relevant issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities of the applicable series represented by global certificates; or

•                  an event of default has occurred with regard to those debt securities and has not been cured or waived.

If any of the events described in the preceding paragraph occurs, the relevant issuer will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the debt securities. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

In the event definitive securities are issued:

•                  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of the relevant issuer’s paying agent maintained in the Borough of Manhattan;

•                  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase, N.A., in the case of the senior and subordinated indentures with Credit Suisse Group), the trustee under the applicable indenture. The relevant issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the registration, transfer or exchange; and

•                  any moneys the relevant issuer pays to its paying agents for the payment of principal and interest on the debt securities which remain unclaimed at the second anniversary of the date such payment was due will be returned to the relevant issuer, and thereafter holders of definitive securities may look only to the relevant issuer, as general unsecured creditors, for payment, provided, however, that the paying agents must first publish notice in an authorized newspaper that such money remains unclaimed.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System, or any successor thereto. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities, by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

SPECIAL PROVISIONS RELATING TO DEBT SECURITIES

DENOMINATED IN A FOREIGN CURRENCY

Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to debt securities denominated in a foreign currency.

Payment Currency

Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for debt securities denominated in a foreign currency in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the relevant issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a debt security denominated in a foreign currency to enable a prospective purchaser to deliver the specified currency in payment for a debt security denominated in a foreign currency. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the debt security denominated in a foreign currency. You must pay all costs of currency exchange.

Unless otherwise specified in the applicable prospectus supplement or unless the holder of a debt security denominated in a foreign currency elects to receive payments in the specified currency, payments made by the relevant issuer of principal of, premium, if any, and interest, if any, on a debt security denominated in a foreign currency will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

Unless otherwise specified in the applicable prospectus supplement, a holder of a debt security denominated in a foreign currency may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date, repayment date or repurchase date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates. If such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, debt securities denominated in a foreign currency to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the relevant issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the relevant issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the relevant issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the relevant issuer’s election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the relevant issuer). The substitute currency amount to be paid by the relevant issuer to the applicable trustee and by the applicable trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the applicable trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the applicable indenture or the debt securities.

The “currency equivalent” will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

The “currency unit equivalent” will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

“Component currency” means any currency which, on the conversion date, was a component currency of the relevant currency unit.

“Market exchange rate” means, as of any date, for any currency or currency unit, the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

“Specified amount” of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

All determinations referred to above made by the relevant issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

Specific information about the currency, currency unit or composite currency in which a particular debt security denominated in a foreign currency is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable prospectus supplement.

FOREIGN CURRENCY RISKS

This prospectus does not, and any applicable prospectus supplement will not, describe all of the possible risks of an investment in debt securities the payment on which will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in debt securities denominated in a foreign currency if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.

Exchange Rates and Exchange Controls

A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a debt security denominated in a foreign currency or on a currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt security as a result of changes in exchange rates.

Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the relevant issuer when payments on the debt securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency—Payment Currency.” You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.

Any applicable prospectus supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

The debt securities and the applicable indentures, except for, in the case of the subordinated indentures and the subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof which are governed by Swiss law, are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a debt security denominated in a foreign currency, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

Enforcement of claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, the amount of any claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) upon request of the creditor, the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

DESCRIPTION OF WARRANTS

General

Credit Suisse Group and Credit Suisse, directly or through any branch, may issue various types of warrants, including warrants in the form of subscription rights to purchase equity or debt securities. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse Group or Credit Suisse. Credit Suisse Group or Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of such warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of such warrants, as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Warrants to Purchase Equity Securities

We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of equity securities. These terms may include:

•                  the title of such warrants;

•                  the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

•                  the price or prices at which such warrants will be issued;

•                  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•                  the aggregate principal amount of such warrants;

•                  the terms of the equity securities purchasable upon exercise of such warrants, which, in the case of Credit Suisse Group, as issuer, may include shares or American depositary shares of Credit Suisse Group;

•                  the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

•                  if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

•                  anti-dilution provisions, if any;

•                  selling restrictions, if any;

•                  information with respect to book-entry procedures, if any; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.

Warrants to Purchase Debt Securities

We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of our debt securities or the debt securities of third-party issuers. These terms may include:

•                  the title of such warrants;

•                  the aggregate number of such warrants and whether such warrants may be settled in cash;

•                  the price or prices at which such warrants will be issued;

•                  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•                  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

•                  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

•                  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

•                  selling restrictions, if any;

•                  information with respect to book-entry procedures, if any; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.

Other Warrants

We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

•                  securities of any entity unaffiliated with us;

•                  any other financial, economic or other measure or instrument as described in the applicable prospectus supplement; or

•                  a basket of such securities, an index or indices of such securities or any combination of any of the above.

We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the terms of any such warrants that we are authorized to issue. These terms may include:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•                  whether such warrants are put warrants or call warrants;

•                  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

•                  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

•                  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

•                  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

•                  the date on which the right to exercise such warrants will commence and the date on which such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•                  selling restrictions, if any;

•                  information with respect to book-entry procedures, if any; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notice to investors residing in foreign jurisdictions.

DESCRIPTION OF SHARES

The following summary describes the material terms of the shares of common stock of Credit Suisse Group, par value CHF 0.04 per share, which we refer to as our “shares.” A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group’s 2016 20-F, filed with the SEC on March 24, 2017, which you may obtain as described under “Where You Can Find More Information.” We will only issue our shares, which may be in the form of American depositary shares, under this prospectus and any applicable prospectus supplement in connection with (i) the exercise of warrants issued by Credit Suisse Group on our shares or (ii) the conversion or exchange of (a) debt securities issued by Credit Suisse Group that are convertible into or exchangeable for our shares or (b) other securities with terms similar to the securities described in this registration statement issued in transactions exempt from registration under the Securities Act, as amended, that are convertible into or exchangeable for our shares.

As of December 31, 2016, Credit Suisse Group had fully paid and issued share capital of CHF 83,595,895.12, divided into 2,089,897,378 registered shares with a par value of CHF 0.04 each. As of December 31, 2016, Credit Suisse Group had additional authorized capital in the amount of CHF 6,299,274.64, authorizing the Board of Directors of Credit Suisse Group (the “Board of Directors”) to issue at any time until April 29, 2018 up to 157,481,866 registered shares, to be fully paid up, with a par value of CHF 0.04 each, of which 54,481,866 registered shares were reserved exclusively for issuance to shareholders in connection with a stock dividend or scrip dividend.

Additionally, as of December 31, 2016, Credit Suisse Group had total conditional capital in the amount of CHF 16,000,000, for the issuance of a maximum of 400,000,000 registered shares (300,000,000 of which were reserved for high-trigger capital instruments) with a par value of CHF 0.04 each, reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group or any subsidiary thereof that allow for contingent compulsory conversion into Credit Suisse Group’s shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of Credit Suisse Group and/or any subsidiary thereof (“contingent convertible bonds”). Of the CHF 16,000,000 in conditional capital, up to CHF 4,000,000 was also available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group and/or any other subsidiary thereof (“equity-related financial market instruments”).

Additionally, as of December 31, 2016, Credit Suisse Group had conversion capital in the amount of CHF 6,000,000 through the issue of a maximum of 150,000,000 registered shares (of which 115,099,920 were reserved for high-trigger capital instruments), to be fully paid in, with a par value of CHF 0.04 each, through the compulsory conversion upon occurrence of the trigger event of claims arising out of contingent convertible bonds of Credit Suisse Group and/or any subsidiary thereof, or other financial market instruments of Credit Suisse Group and/or any subsidiary thereof, that provide for a contingent or unconditional compulsory conversion into shares of Credit Suisse Group.

As of December 31, 2016, Credit Suisse Group, together with its subsidiaries, held 0 of its own shares, representing 0% of its issued shares.

As of May 23, 2017, Credit Suisse Group had fully paid and issued share capital of CHF 86,511,165.92 divided into 2,162,779,148 registered shares with a par value of CHF 0.04 each. As of May 23, 2017, Credit Suisse Group had additional authorized capital in the amount of CHF 6,604,729.20, authorizing the Board of Directors to issue at any time until April 28, 2019 up to 165,118,230 registered shares, to be fully paid up, with a par value of CHF 0.04 each, of which 62,118,230 registered shares were reserved exclusively for issuance to shareholders in connection with a stock dividend or a scrip dividend. As of May 23, 2017, Credit Suisse Group had total conditional capital in the amount of CHF 16,000,000, for the issuance of a maximum of 400,000,000 registered shares (369,492,777 of which were reserved for high-trigger instruments) with a par value of CHF 0.04 each, reserved for the purpose of increasing share capital through the conversion of contingent convertible bonds. Of the CHF 16,000,000 in conditional capital, up to CHF 4,000,000 was also available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with equity-related financial market instruments. As of May 23, 2017, Credit Suisse Group had conversion capital in the amount of CHF 6,000,000 through the issue of a maximum of 150,000,000 registered shares (of which 135,569,517 were reserved for high-trigger capital instruments), to be fully paid in, with a par value of CHF 0.04 each, through the compulsory conversion upon occurrence of the trigger event of claims arising out of contingent convertible bonds of Credit Suisse Group or any other member of the Group, or other financial market instruments of Credit Suisse Group or any other member of the Group, that provide for a contingent or unconditional compulsory conversion into shares of Credit Suisse Group.

On May 18, 2017, Credit Suisse Group’s shareholders approved an ordinary share capital increase against cash contributions, which was effected by way of a rights issue and led to the issuance of 393,232,572 newly issued registered shares with a par value of CHF 0.04 each on June 7, 2017. Following registration of such registered shares in the Commercial Register of the Canton of Zurich on June 6, 2017, the share capital of Credit Suisse Group registered in the Commercial Register was increased by CHF 15,729,302.88, and totalled CHF 102,240,468.80, divided into 2,556,011,720 registered shares with a par value of CHF 0.04 each.

Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of Credit Suisse Group’s Articles of Association and new registration of the total share capital in the Commercial Register of the Canton of Zurich.

Our shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American depositary shares, on the New York Stock Exchange under the symbol “CS.” The last reported sale price of our shares on June 7, 2017 was CHF 13.25 and the last reported sale price of our American depositary shares on June 7, 2017 was USD 13.73.

Shareholder Rights

Dividend Rights

Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous financial years or has freely distributable reserves, in each case, as presented on the annual statutory standalone balance sheet of the corporation. In addition, at least 5% of the annual net profits of a corporation must be retained and booked as general reserves for so long as these reserves amount to less than 20% of its paid-in share capital. Our reserves currently exceed this 20% threshold. In any event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board of Directors conforms to statutory law and our Articles of Association. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders’ resolution approving the payment has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

Voting and Transfer

In principle, each share carries one vote at our shareholders’ meetings. The shares for which a single shareholder can directly or indirectly exercise voting rights for his or her own shares or as a proxy may not exceed 2% of the total outstanding share capital, except that such restrictions do not apply to (i) the exercise of voting rights by the independent proxy as elected by the shareholders’

meeting, (ii) shares in respect of which the holder confirms to us in the application for registration in our share register that he or she has acquired the shares in his or her name for his or her own account and in respect of which the disclosure obligations pursuant to the Swiss Federal Act on Financial Market Infrastructure and Market Conduct in Securities and Derivatives Trading and the relevant ordinances and regulations has been fulfilled or (iii) shares registered in the name of a nominee, provided the nominee furnishes us with the name, address and shareholdings of any beneficial owner or group of related beneficial owners on behalf of whom the nominee holds 0.5% or more of our total outstanding share capital. The Board of Directors has the right to conclude agreements with nominees concerning both their disclosure requirement and the exercise of voting rights. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. In order to be registered in the share register, the purchaser must file a share registration form with the depository bank. The registration of shares in our share register may be requested at any time. Failing such registration, the purchaser may not vote or participate in shareholders’ meetings. Registration with voting rights is subject to certain restrictions that we describe below.

Legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated, as well as individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights are considered as one shareholder or nominee.

Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

We may issue our shares in the form of single certificates, global certificates or uncertificated securities. We may convert our issued shares from one form into another form at any time, without the approval of the shareholders. Shareholders have no right to demand that our shares be converted from one form into another form. Shareholders may, however, at any time request that we issue a certification attesting to the shares that they hold according to our share register.

The Swiss Federal Intermediated Securities Act (the “FISA”) provides for a regime for securities known as “intermediated securities.” Intermediated securities are fungible claims or membership rights against an issuer that are credited to one or more securities accounts of a custodian within the meaning of the FISA, which must be a regulated entity such as a bank or a securities dealer. The transfer of intermediated securities representing our shares, and the pledging of these intermediated securities as collateral, shall be based on the provisions of the FISA. Transfer or pledging these intermediated securities as collateral by means of written assignment is not permitted.

Pre-Emptive Subscription Rights

Under Swiss law, any share issue, whether for cash or non-cash consideration, is subject to the prior approval of the shareholders. Shareholders have certain pre-emptive subscription rights (Bezugsrechte, Vorwegzeichnungsrechte) to subscribe for new issues of shares, option bonds, convertible bonds or similar debt instruments with option or convertible rights in proportion to the nominal amount of shares held. A resolution adopted by a majority of at least two-thirds of the votes and the absolute majority of the share capital, in each case, represented at the shareholders’ meeting, may limit or exclude pre-emptive subscription rights in certain limited circumstances.

Under our Articles of Association, which were last revised on June 6, 2017 and are included as an exhibit hereto, the Board of Directors is authorized to exclude shareholders’ pre-emptive subscription rights in favor of third parties with regard to new shares issued out of authorized capital if such shares are used for (a) the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or (b) for financing/refinancing the acquisition of companies, segments of companies or participations in these industries, or new investment plans. If commitments to service convertible bonds or bonds with warrants are assumed in connection with company takeovers or investment plans, the Board of Directors is authorized, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares out of authorized capital excluding the pre-emptive subscription rights of shareholders.

Further, our Articles of Association provide that the shareholders’ pre-emptive subscription rights are excluded if new shares are issued out of our conditional share capital through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with equity-related financial market instruments of Credit Suisse Group or any of its subsidiaries, or through compulsory conversion of contingent convertible bonds or other financial market instruments of Credit Suisse Group or any of its subsidiaries, that allow for contingent compulsory conversion into our shares. Holders of financial market instruments with conversion features and/or of warrants are entitled to subscribe to the new shares. The Board of Directors fixes the conversion/warrant conditions. The acquisition of shares through the exercise of conversion rights and/or warrants, or through the conversion of financial market instruments with conversion features, and any subsequent transfer of the shares, are subject to the restrictions on voting rights set out above.

Notwithstanding the above, our Articles of Association provide that, in the case of contingent convertible bonds, in order for the Board of Directors to exclude shareholders’ pre-emptive subscription rights as described above, (i) the contingent convertible bonds must be issued on the national or international capital markets (including private placements with selected strategic investors),(ii) the contingent convertible bonds must be issued at prevailing market conditions, (iii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and (iv) conditional conversion features may remain in place indefinitely.

Furthermore, our Articles of Association provide that, in the case of equity-related financial market instruments, in order for the Board of Directors to exclude shareholders’ pre-emptive subscription rights, (i) such instruments must be issued to finance or refinance the acquisition of companies, parts of companies, participations or new investment projects and/or issued on the national or international capital markets, such instruments must be issued at prevailing market conditions, (ii) the issue price of the new shares must be set at market conditions taking due account of the stock market price of the shares and/or comparable instruments priced by the market, and (iii) it should be possible to exercise the conversion rights for a maximum of fifteen years and to exercise warrants for a maximum of seven years from the relevant issue date.

Liquidation

Under Swiss law and our Articles of Association, we may be dissolved at any time, by way of liquidation or in the case of a merger in accordance with the Swiss Federal Act on Merger, Demerger, Transformation and Transfer of Assets, based on a shareholders’ resolution, which must be passed by (i) in the case of dissolution by way of liquidation, a supermajority of at least three-quarters of the votes cast at the shareholders’ meeting, and (ii) in all other cases, a supermajority of at least two-quarters of the votes, and an absolute majority of the par value of the shares, represented at the shareholders’ meeting. As we are the Swiss parent of a financial group, the Swiss Financial Market Supervisory Authority FINMA is the only competent authority to open restructuring or liquidation (bankruptcy) proceedings with respect to us. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.

DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Description of Debt Securities

The Guaranteed Senior Debt Securities of Credit Suisse (USA) consist of the following debt securities as well as any other debt securities issued pursuant to the indentures listed under “—Description of Indentures,” below:

$1,000,000,000 7 1/8% Notes due July 15, 2032

The description of these debt securities is incorporated in the registration statement of which this prospectus forms a part by reference to the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities. A prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing each such security (each, a “disclosure document”) have been filed with the SEC by Credit Suisse (USA) under Registration Statement number 333-86720 and each of these disclosure documents is incorporated by reference herein in its entirety, except for any portion of each disclosure document that incorporates by reference Credit Suisse (USA)’s prior and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Description of Indentures

The Guaranteed Senior Debt Securities of Credit Suisse (USA) listed in “—Description of Debt Securities” above was issued under the following indenture:

•                  Senior Indenture, dated as of June 1, 2001, between Credit Suisse (USA), formerly known as Credit Suisse First Boston (USA), Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to The Chase Manhattan Bank, as trustee.

The indenture above has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part. The description of this indenture is incorporated in the registration statement by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Credit Suisse (USA)’s Guaranteed Senior Debt Securities have been fully and unconditionally guaranteed by Credit Suisse Group and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of these securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of Credit Suisse Group and Credit Suisse will cause the payment to be made to or to the order of the trustee. The Credit Suisse Group guarantees are on a subordinated basis as described below. The holder of a Guaranteed Senior Debt Security will be entitled to payment under the relevant guarantees of Credit Suisse Group and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).

The terms of the guarantees have been set forth in a supplemental indenture to each of the indentures under which Guaranteed Senior Debt Securities of Credit Suisse (USA) have been issued. The indentures, as so supplemented, have been qualified under the Trust Indenture Act.

Subordination of Credit Suisse Group Guarantee

The discussion of subordination in this section applies only to the guarantees by Credit Suisse Group of the Guaranteed Senior Debt Securities of Credit Suisse (USA).

When the term “senior indebtedness” is used in the context of these guarantees, it means:

•                  any money Credit Suisse Group has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture of Credit Suisse Group;

•                  any money borrowed by someone else where Credit Suisse Group has assumed or guaranteed the obligations, directly or indirectly;

•                  any letters of credit and acceptances made by banks on Credit Suisse Group’s behalf;

•                  indebtedness that Credit Suisse Group has incurred or assumed in connection with the acquisition of any property; and

•                  all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the Credit Suisse Group guarantees or any money owed to Credit Suisse Group’s subsidiaries.

The indentures, as supplemented, provide that Credit Suisse Group cannot:

•                  make any payments of principal or interest on the Guaranteed Senior Debt Securities of Credit Suisse (USA);

•                  redeem any Guaranteed Senior Debt Securities;

•                  acquire any Guaranteed Senior Debt Securities; or

•                  defease any Guaranteed Senior Debt Securities;

if

•                  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by Credit Suisse Group; or

•                  Credit Suisse Group has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

If Credit Suisse Group is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Guaranteed Senior Debt Securities receive any of Credit Suisse Group’s assets. As a result, holders of Guaranteed Senior Debt Securities may receive a smaller proportion of Credit Suisse Group’s assets in liquidation than holders of senior indebtedness.

Even if the subordination provisions prevent Credit Suisse Group from making any payment when due on the Guaranteed Senior Debt Securities or the relevant guarantee, Credit Suisse Group will be in default on its obligations under the relevant indenture, as supplemented, if it does not make the payment when due. This means that the trustee and the holders of Guaranteed Senior Debt Securities can take action against Credit Suisse Group, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

The indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from Credit Suisse Group.

ERISA

ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include “plan assets” by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA, concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not “operating companies” in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a “publicly-offered security.” A “publicly-offered security” is a security that is (a) “freely transferable,”(b) part of a class of securities that is “widely held” and (c) either part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a “party in interest” or “disqualified person” with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, as the result of the loan of money to us, if debt securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless such securities are acquired pursuant to a statutory or an administrative exemption.

The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

•                  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

•                  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

•                  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

•                  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

•                  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

•                  is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code; such exemption is herein referred to as the Service Provider Exemption.

Governmental plans, non-US plans and certain church plans, or Similar Law Plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code, which we refer to as Similar Law. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

Each person that acquires securities will, by its acquisition and holding, be deemed to have represented and agreed that on each day from the date of acquisition of the securities through and including the date of disposition of such securities it either (A) is not, and is not or acting on behalf of or investing the assets of, any Plan or Similar Law Plan or (B) is eligible for the exemptive relief available under PTCE 91-38, 90-1, 84-14, 95-60 or 96-23 or the Service Provider Exemption (or, if a Similar Law Plan, similar exemption from Similar Law) with respect to the purchase, holding and disposition of the securities to the extent it would either constitute or result in a prohibited transaction under ERISA or the Code (or violation of a Similar Law). Any fiduciary that proposes to cause a Plan or Similar Law Plan to acquire securities should consult with its counsel with respect to the potential applicability of ERISA, the Code or Similar Law to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition, holding and disposition of securities by the purchaser are entitled to the full exemptive relief thereunder.

Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

TAXATION

United States Taxation

The following is a summary of material U.S. federal income tax considerations that may be relevant to a beneficial owner of our debt securities. For a discussion of material U.S. federal income tax considerations of holding convertible or exchangeable debt or warrants we refer you to the applicable prospectus supplement. For a discussion of material U.S. federal income tax considerations related to holding our shares we refer you to our most recently filed Annual Report on Form 20-F. For purposes of this summary, a “U.S. holder” means a citizen or resident of the United States or a domestic corporation or a holder that is otherwise subject to U.S. federal income tax on a net income basis in respect of our securities. A “Non-U.S. holder” means a holder that is not a U.S. holder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase our securities. In particular, the summary deals only with holders who will hold our securities as capital assets. This summary does not address the tax treatment of holders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, tax exempt entities, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities, expatriates, persons subject to the alternative minimum tax, dealers in securities or currencies, U.S. holders whose functional currency is not the U.S. dollar, partnerships that hold our securities or partners therein, or persons that hedge their exposure in our securities or will hold our securities as a position in a “straddle” or “conversion” transaction or as part of a “synthetic security” or other integrated financial transaction.

This discussion does not address U.S. state, local and non-U.S. tax consequences or the Medicare tax on certain investment income. You should consult your tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of our securities in your particular circumstances.

U.S. Holder

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the debt security denominated in a foreign currency is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “—Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the debt security denominated in a foreign currency is disposed of or retired. If you dispose of a debt security denominated in a foreign currency that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of debt securities denominated in a foreign currency traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than a statutory de minimis amount (i.e., generally the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity), the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the “original issue discount.” The “issue price” of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the original issue discount notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount and to the extent that the discount has not been allocated to prior cash payments on the note), and then as a payment of principal. The “annual yield to maturity” of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under “—Premium” and “—Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “—Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating rate notes generally will be treated as “variable rate debt instruments” under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument”, the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

Short-Term Notes

The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an original issue discount note, the original issue discount note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

Foreign Currency Notes and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a debt obligation denominated in a foreign currency as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency debt obligation constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of a foreign currency debt obligation.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities held for investment issued by a non-U.S. issuer (which may include debt obligations issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in a debt security, including the application of the rules to their particular circumstances.

Non-U.S. Holder

Under present United States federal tax law, and subject to the discussion below concerning backup withholding and FATCA:

(a)         Payments of interest (including original issue discount) on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

1.              you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

2.              you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing an applicable Form W-8BEN or W-8BEN-E (or successor form), or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

Payments of interest (including original issue discount) on the debt security that do not qualify for the portfolio interest exception will be subject to the 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding.

(b)         You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met.

Information Reporting and Backup Withholding

Information returns will be required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax (currently at a rate of 28%) on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements. Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations have been proposed that would extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Foreign Account Tax Compliance Act

Pursuant to FATCA, and potentially subject to grandfathering rules discussed below, the relevant issuer and other financial institutions in the chain of payments on the debt securities may be required to withhold U.S. tax on payments to an investor who does not provide information sufficient for the financial institution to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States account” of such institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Even if withholding is not required, to permit a financial institution in the chain of payments on the debt securities to comply with diligence and reporting obligations imposed on it under FATCA, an investor may be required to provide the institution information regarding the investor’s identity, and in the case of an investor that is an entity, the investor’s direct and indirect owners, and this information may be reported to applicable tax authorities (including to the IRS).

If a debt security is subject to FATCA withholding (under the circumstances described below), such withholding will apply at a 30% rate to payments of interest and, on or after January 1, 2019, to payments of principal to an investor or intermediary that does not comply with FATCA. Unless we tell you otherwise in the applicable prospectus supplement, FATCA withholding will apply to a debt security only if the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch (or in the case of Credit Suisse, through its Cayman branch). Otherwise, under a grandfathering rule, FATCA withholding will not apply to a debt security provided that the debt security is not issued or materially modified after the later of January 1, 2019, or six months after the date on which final regulations implementing withholding on such debt securities are filed by the U.S. Treasury Department.

If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of a failure by an investor (or by an institution through which an investor holds the debt securities) to comply with FATCA, neither the relevant issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the debt securities, be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. Holders should consult their own tax advisors about how the FATCA rules may apply to payments they receive in respect of the debt securities.

Swiss Taxation

The following is a summary of the principal tax consequences of holding debt securities for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities.

Withholding Tax

(i) Interest payments

Payments of interest on the debt securities issued by a branch of Credit Suisse Group or Credit Suisse, in each case outside Switzerland, or by Credit Suisse (USA), are not subject to Swiss withholding tax, even if the debt securities are guaranteed by Credit Suisse Group, so long as the net proceeds from the issue of the debt securities are used outside of Switzerland and that the issuer is at all times resident and managed or, if the issuer is Credit Suisse Group or Credit Suisse, acting through a branch outside Switzerland, the relevant branch outside Switzerland through which the issuer is acting, will at all times have its fixed place of business, outside Switzerland for Swiss tax purposes.

Payments of interest on debt securities issued by Credit Suisse Group or Credit Suisse (acting through its head office and not through a branch outside Switzerland) may be subject to Swiss withholding tax at a rate of 35% regardless of whether such interest is paid regularly in coupons or in a one-time payment upon redemption.

The holder of debt securities issued by Credit Suisse Group or Credit Suisse (acting through their head office and not through a branch outside Switzerland) who is resident in Switzerland and who, at the time the payment of interest on such debt securities is due, is the beneficial owner of such payment of interest and, in the case of a holder who is an individual, duly reports the gross payment of interest in his or her tax return and, in case of a holder who is an entity or an individual required to maintain accounts, includes such payments in its profit and loss statement, is entitled to a full refund of or a full tax credit for the Swiss withholding tax, as the case may be. A holder of debt securities issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) who is not resident in Switzerland at the time the interest on such debt securities is due may be able to claim a full or partial refund of the Swiss withholding tax if such holder is entitled to claim the benefits with regard to such interest payment of a double taxation treaty between Switzerland and his or her country of residence. According to article 11 of the currently applicable version of the convention signed on October 2, 1996 between the United States of America and the Swiss Confederation for the avoidance of double taxation with respect to taxes on income, together with its protocol (in this section the “Treaty”), all payment of interest on debt securities issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) and derived and beneficially owned by a non-Swiss resident holder, shall be taxable only in the state of residency of the holder, provided that such holder: (i) qualifies for benefits under the Treaty and (ii) does not conduct business through a permanent establishment or fixed base in Switzerland to which such debt securities are attributable. Such eligible US holder of debt securities may apply with the Swiss Federal Tax Administration for a full refund of 35% Swiss withholding tax withheld on such payments of interest.

November 4, 2015, the Swiss Federal Council announced that it had mandated the Swiss Federal Finance Department to appoint a group of experts to prepare a proposal for a reform of the Swiss withholding tax system. The proposal is expected to, among other things, replace the current debtor-based regime applicable to interest payments with a paying agent-based regime for Swiss withholding tax. This paying agent-based regime is expected to be similar to the one contained in the draft legislation published by the Swiss Federal Council on December 17, 2014, which was subsequently withdrawn on June 24, 2015. For the avoidance of doubt, if this legislation or similar legislation were enacted and an amount of, or in respect of, Swiss federal withholding tax were to be deducted or withheld from a payment, neither the relevant issuer nor a paying agent nor any other person would pursuant to the conditions of the debt securities be obliged to pay any additional amounts with respect to any debt security as a result of the deduction or imposition of such withholding tax.

(ii) Dividends and other distributions on Credit Suisse Group shares (or shares of any other company resident in Switzerland

Upon acquisition following exercise of any rights to purchase Credit Suisse Group shares (or shares of any other company resident in Switzerland for tax purposes), any dividends paid and similar cash or in-kind distributions made on such shares (including bonus shares and dividends on liquidation proceeds exceeding the nominal value of such shares and, if certain conditions are met, the capital contributions paid on such shares) will be subject to Swiss withholding tax at a rate of 35%. Credit Suisse Group (or the relevant company resident in Switzerland) will be required to withhold tax at such rate from any distribution made to a shareholder. Any repayment of the nominal value of such shares and, if certain conditions are met, any distribution out of capital contribution reserves are not subject to Swiss withholding tax.

The recipient of a taxable distribution from Credit Suisse Group (or the relevant company in Switzerland) out of such shares who is an individual or a legal entity not resident in Switzerland for tax purposes may be entitled to a full or partial refund of Swiss withholding tax if the country in which such recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and if the further prerequisites of such treaty are met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Shareholders not resident in Switzerland should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of such shares and the procedures for claiming a refund of Swiss withholding tax.

According to article 10 of the Treaty, a non-Swiss resident holder of Credit Suisse Group shares (or shares of another company in Switzerland) is eligible for a reduced rate of withholding tax on taxable distribution equal to 15% of such taxable distribution, provided that the holder of such shares: (i) qualifies for benefits under the Treaty, (ii) is the beneficial owner of the dividend; and (iii) does not carry on business through a permanent establishment or fixed base in Switzerland to which the converted shares are attributable. Such an eligible US holder may apply with the Swiss Federal Tax Administration for a refund of the amount of the withholding tax in excess of the 15% Treaty rate.

Furthermore, in case of a repurchase of own shares by Credit Suisse Group (or the relevant company in Switzerland), the portion of the repurchase price which exceeds the nominal value of such shares and the tax-free capital contribution reserves of Credit Suisse Group (or the relevant company in Switzerland) may, in some cases, be re-characterized as taxable liquidation which is subject to 35% Swiss withholding tax if certain conditions are met.

Securities Turnover Tax

The issue, and the sale and delivery, of debt securities on the issue date are not subject to Swiss securities turnover tax (Umsatzabgabe) (primary market). Secondary market dealings in debt securities with a term in excess of 12 months where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss stamp duty act) is a party, or acts as an intermediary, to the transaction may be subject to Swiss turnover tax at a rate of up to 0.15% of the consideration paid in the case of debt securities issued by Credit Suisse Group or Credit Suisse, in each case acting through its Zurich head office, and at a rate of up to 0.3% of such consideration paid in the case of debt securities issued by any other issuer. Where both the seller and the purchaser of the debt securities (irrespective of whether issued by Credit Suisse Group or Credit Suisse, acting through its Zurich head office, or by any other issuer) are not resident in Switzerland or the Principality of Liechtenstein, no Swiss securities turnover tax is payable.

The delivery of underlying securities following exercise of exchange rights, may be subject to Swiss securities turnover tax, in case of securities issued by an issuer resident in Switzerland, such as shares or American depositary shares of Credit Suisse Group, at a rate of 0.15%, and in case of securities issued by an issuer not resident in Switzerland, at a rate of 0.30%, however, in each case only if a Swiss securities dealer, as defined in the Swiss stamp tax act, is a party or an intermediary to the transaction and no exemption applies.

Other Taxes

Under current Swiss law, a holder of debt securities who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities.

International Automatic Exchange of Information in Tax Matters

Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (“AEOI”) in tax matters (the “AEOI Agreement”), which is replacing the repealed EU savings tax agreement and the repealed agreements of Switzerland with Austria and UK on final withholding taxes. The AEOI Agreement became effective as of 1 January 2017, and applies to all 28 member states and also Gibraltar. In addition, on January 1, 2017 the multilateral competent authority agreement on the automatic exchange of financial account information (the “MCAA”), and based on the MCAA, a number of bilateral AEOI agreements with other countries became effective. Based on the AEOI Agreement and the bilateral AEOI agreements and the implementing laws of Switzerland, Switzerland began to collect data in respect of financial assets, including Notes, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of residents in a EU member state or a treaty state from 2017, and will begin to exchange it from 2018. Switzerland has signed and will sign further AEOI agreements with further countries, which, subject to ratification, will become effective on January 1, 2018 or at a later date. A list of the AEOI agreements of Switzerland in effect or signed and becoming effective can be found on: https://www.sif.admin.ch/sif/de/home/themen/internationale-steuerpolitik/automatischer-informationsaustausch.html.

Swiss Facilitation of the Implementation of FATCA

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland.

Common Reporting Standard

On February 13, 2014, the Organisation for Economic Co-operation and Development released the Common Reporting Standard (the “CRS”) designed to create a global standard for the automatic exchange of financial account information. Pursuant to the CRS requirements, financial institutions must identify and report FATCA-like information in respect of specified persons who are resident in the jurisdictions that sign and implement the CRS. On October 29, 2014, fifty-one jurisdictions signed the MCAA that activates this automatic exchange of information in line with the CRS. Since then further jurisdictions have signed the MCAA and in total over 90 jurisdictions have committed to adopting the CRS. Early adopters who signed the MCAA have pledged to work towards the first information exchanges taking place by September 2017. Certain other signatories are expected to follow with information exchange starting in 2018 (see “—International Automatic Exchange of Information in Tax Matters” above for information on the adoption of the CRS by Switzerland).

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell our securities through agents, underwriters, dealers or directly to purchasers.

Our agents may solicit offers to purchase our securities.

•                  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

•                  Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•                  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•                  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•                  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•                  The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

•                  If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

We may use a dealer to sell our securities.

•                  If we use a dealer, we, as principal, will sell our securities to the dealer.

•                  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•                  We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Credit Suisse Securities (USA) LLC is an indirect subsidiary of Credit Suisse Group. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as Credit Suisse Securities (USA) LLC, distributes an affiliated company’s securities. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. In any offerings subject to FINRA Rule 5121, no underwriter will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•                  If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•                  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

•                  We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

MARKET-MAKING ACTIVITIES

Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. In addition, this prospectus, together with the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing the terms of the specific series of securities being offered and sold, applies to market-making offers and sales of all outstanding securities of Credit Suisse (USA). None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger AG, Zurich, Switzerland, our Swiss counsel. Any agents or underwriters will be represented by Cravath, Swaine & Moore LLP, New York, New York. Cravath, Swaine & Moore LLP regularly provides legal services to us and our subsidiaries and affiliates.

EXPERTS

The consolidated financial statements of Credit Suisse Group and Credit Suisse as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference into this prospectus in reliance upon the reports of KPMG AG, independent registered public accounting firm, which are included in the 2016 20-F and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

600,000 ETNs

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index
Exchange Traded Notes

due May 16, 2036

November 13, 2019

Credit Suisse